As filed with the Securities and Exchange Commission on March 11, 2026

Registration No. 333-290136

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XChange TEC.INC

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Room 613, No.259, Guoxia Road

Yangpu District, Shanghai, 200433

People’s Republic of China

+86-21-6422-8532

(Address and telephone number of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

United States of America

+1 800-221-0102

(Name, address, and telephone number of agent for service)

Copies to:

Ralph V. De Martino, Esq.

Marc Rivera, Esq.

ArentFox Schiff LLP

1717 K Street NW

Washington, DC 20006

+202-857-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated March 11, 2026

PROSPECTUS

XChange TEC.INC

US$300,000,000

American Depositary Shares

Class A Ordinary Shares

Preferred Shares

Warrants

Units

Debt Securities

We may offer and sell from time to time up to a total amount of US$300,000,000, consisting of (i) American Depositary Shares (“ADSs”), each representing two thousand four hundred (2,400) Class A ordinary shares par value US$0.0000001 per share (“Class A ordinary shares”), (ii) Class A ordinary shares, , (iii) preferred shares, (iv) warrants, (v) units, and (vi) debt securities, or any combination thereof, in one or more offerings under this prospectus at prices and on terms described in one or more supplements to this prospectus.

We refer to our Class A ordinary shares, ADSs, preferred shares, warrants, units and debt securities collectively as “securities” in this prospectus.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided in connection with a specific offering. You should read this prospectus, any prospectus supplement and any free writing prospectus carefully before you invest in any of our securities.

We may sell the securities registered hereunder to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. See “Plan of Distribution.” If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Our ADSs are listed on the NASDAQ Capital Market and are traded under the symbol “XHG.” On October 21, 2025, the closing price of our ADSs on the NASDAQ Capital Market was US$0.97 per ADS.

Investing in our securities involves risks. You should read the “Risk Factors” section in this prospectus, any applicable prospectus supplement, any related free writing prospectus and the documents we incorporate by reference in this prospectus before investing in our securities.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. XChange TEC.INC (formerly known as FLJ Group Limited) is not a Chinese operating company but rather a Cayman Islands holding company with operations conducted by our subsidiaries in China. On October 26, 2021 and December 17, 2021, we transferred all of our equity interest in the Shanghai Qingke Investment Consulting Co., Ltd. (“Q&K Investment Consulting”) and Qingke (China) Limited (“Q&K HK”), respectively, to Wangxiancai Limited, which was a related party of the Group and is beneficially owned by the legal representative and executive director of one of the Group’s subsidiaries (the “First Equity Transfer”). As of September 30, 2022, the Group did not account for the transfer of equity interest in Q&K HK, Q&K Investment Consulting and Q&K E-commerce as a discontinued operation, as XChange TEC.INC was the primary beneficiary of Q&K HK, Q&K Investment Consulting and Q&K E-commerce as XChange TEC.INC had the power to direct the activities of these companies that most significantly impact their economic performance and XChange TEC.INC had the obligation to absorb losses of these companies that could potentially be significant to these companies since their inception. On October 31, 2023, the Group transferred all of its equity interest in Haoju (Shanghai) Artificial Intelligence Technology Co., Ltd. (“Haoju”), to Wangxiancai Limited, at nominal consideration (the “Second Equity Transfer”). Upon the completion of the Second Equity Transfer, the Group no longer conducts long-term apartment rental business in China. The disposals of Q&K Investment Consulting, Q&K HK and Haoju are accounted as discontinued operations (“Discontinued Operations”).  The remaining ongoing business operations of our Group (excluding these disposed entities) are accounted as continuing operations (“Continuing Operations”).  On November 22, 2023, we entered into an equity acquisition agreement with Alpha Mind, an insurance agency and insurance technology business in the PRC, and Alpha Mind’s shareholders to acquire all of the issued and outstanding shares in Alpha Mind (the “Acquisition”). The Acquisition of Alpha Mind was consummated on December 28, 2023. Alpha Mind conducts its insurance agency and insurance technology businesses in the PRC through its indirectly wholly-owned subsidiary, Jiachuang Yingan (Beijing) Information & Technology Co., Ltd. (the “Current WFOE”) and the Current WFOE’s consolidated variable interest entities. In April 2022, Alpha Mind, through the Current WFOE, entered into contractual arrangements with Huaming Insurance Agency Co., Ltd. (“Huaming Insurance”) and Huaming Yunbao (Tianjin) Technology Co., Ltd. (“Huaming Yunbao, together with Huaming Insurance, the “Current VIEs”), respectively. Via such contractual arrangements (the “VIE Structure”), we are regarded as the primary beneficiary of the Current VIEs and consolidate the financial results of the Current VIEs under U.S. GAAP. The VIE structure is not equivalent of an investment in the equity interest of the Current VIEs. For more detailed discussion of how cash is transferred between our subsidiaries, WFOE and the VIEs, see “Our Company— Cash and Asset Flows Through Our Organization” in this prospectus. As used in this prospectus, unless the context otherwise requires, “we,” “us,” “our company” and “our” refer to XChange TEC.INC and its subsidiaries, except in the context of describing the consolidated financial information, also include the VIEs.

INVESTORS PURCHASING SECURITIES IN THIS OFFERING ARE PURCHASING SECURITIES OF XCHANGE TEC, THE CAYMAN ISLANDS HOLDING COMPANY RATHER THAN SECURITIES OF XCHANGE TEC’S SUBSIDIARIES THAT HAVE SUBSTANTIVE BUSINESS OPERATIONS IN CHINA.

XChange TEC.INC is not a Chinese operating company but rather a holding company incorporated in the Cayman Islands. Because XChange TEC has no business operations of its own, we conduct our business through our operating subsidiaries, primarily in China. This structure involves unique risks to investors and you may never directly hold equity interests in XChange TEC’s operating entities. You are specifically cautioned that there are significant legal and operational risks associated with being based in or having the majority of operations in China, including that changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations may materially and adversely affect our business, financial condition, results of operations and the market price of XChange TEC’s securities. Moreover, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of the securities being registered for sale or could significantly limit or completely hinder XChange TEC’s ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. For a detailed description of risks related to the holding corporate structure, “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Substantial uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations” beginning on page 23 of our Form 20-F for FY 2025, which is incorporated herein by reference.

Specifically, the government of China (which is also referred to as “PRC”) recently initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. We do not believe that our subsidiaries in Hong Kong or mainland China are directly subject to these regulatory actions or statements, as we have not carried out any monopolistic behavior and our business does not involve the collection of personal information or implicate national security. However, since these statements and regulatory actions by the PRC government are newly published and detailed official guidance and related implementation rules have not been issued or taken effect, uncertainties exist as to how soon the regulatory bodies in China will finalize implementation measures, and the impacts the modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list securities on an U.S. or other foreign exchange.

We are exposed to legal and operational risks associated with our operations in China. The PRC government has significant authority to exert influence on the ability of a company with operations in China, including us, to conduct its business. Changes in China’s economic, political or social conditions or government policies could materially and adversely affect our business and results of operations. We are subject to risks due to the uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to the risks of uncertainty about any future actions of the PRC government on U.S. listed companies. We may also be subject to sanctions imposed by PRC regulatory agencies, including CSRC, if we fail to comply with their rules and regulations. Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in companies having operations in China, including us, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of our securities to significantly decline or become worthless. These China-related risks could result in a material change in our operations and/or the value of our securities, or could significantly limit or completely hinder our ability to offer securities to investors in the future and cause the value of such securities to significantly decline or become worthless. See “Our Company—Recent PRC Regulatory Development” in this prospectus and “Item 3. Key Information—D. Risk Factors – Risks Related to Doing Business in China” in our Form 20-F for our fiscal year ended September 30, 2024, or FY 2025, which is incorporated herein by reference.

Our current Singapore-based auditor, Onestop Assurance PAC, is not among the PCAOB-registered public accounting firms headquartered in the PRC or Hong Kong that are subject to PCAOB’s determination on December 16, 2021 of having been unable to inspect or investigate completely. However, we could still face the risk of delisting and cessation of trading of our securities from a stock exchange or an over-the-counter market in the United States under the Holding Foreign Companies Accountable Act and the securities regulations promulgated thereunder if the PCAOB determines in the future that it is unable to completely inspect or investigate the audit working papers of our auditor which are located in China. On August 26, 2022, the PCAOB signed a Statement of Protocol with the China Securities Regulatory Commission (the “CSRC”) and the Ministry of Finance of the People’s Republic of China, or the Protocol, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in China. Furthermore, the PCAOB will need to reassess by the end of 2022 whether China remains jurisdictions where the PCAOB is not able to inspect and investigate completely auditors registered with the PCAOB. On December 15, 2022, the PCAOB board announced that it has completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and voted to vacate the Determination Report. See “Risk Factors—Risks Related to Doing Business in the PRC—If the U.S. Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect our auditors as required under the Holding Foreign Companies Accountable Act, the SEC will prohibit the trading of our ADSs. A trading prohibition for our ADSs, or the threat of a trading prohibition, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors would deprive our investors of the benefits of such inspections” in this prospectus.

Our historical corporate structure is subject to risks associated with our contractual arrangements with the VIE entities. Our historical contractual arrangements might not be as effective as direct ownership in providing us with control over the VIE entities and the termination of these agreements may incur additional costs. If the PRC government deems that our historical contractual arrangements with the VIE entities do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our Cayman Islands holding company, our PRC subsidiaries and VIE entities, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the historical contractual arrangements with the VIE entities and, consequently, significantly affect the historical financial performance of the VIE entities and our Company as a whole. See “Risk Factors—Risks Related to Our Corporate Structure—If the PRC government determines that the contractual arrangements with the VIE entities did not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, our shares and/or ADSs may decline in value if we are deemed to be unable to assert our contractual control rights over the assets of the VIE entities” in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or completeness of this prospectus, including any prospectus supplement, free writing prospectus and documents incorporated by reference. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 11, 2026.

i

ABOUT THIS PROSPECTUS

Before you invest in any of our securities, you should carefully read this prospectus and any prospectus supplement, together with the additional information described in the sections entitled “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” in this prospectus.

In this prospectus, unless otherwise indicated or unless the context otherwise requires:

●	“ADSs” refers to our American depositary shares, each of which represents 2,400 Class A ordinary shares;

●	“China” or the “PRC” refers to the People’s Republic of China;

●	“Current VIE” or “VIEs” refers to Huaming Insurance Agency Co., Ltd. and Huaming Yunbao (Tianjin) Technology Co., Ltd.

●	“WFOE” or “Alpha Mind WFOE” refer to Jiachuang Yingan (Beijing) Information & Technology Co., Ltd.

●	“Alpha Mind” refers to Alpha Mind Technology Limited, a company incorporated under the laws of the British Virgin Islands, and, if applicable, its consolidated entities;

●	“ordinary shares” refers to our Class A ordinary shares and Class B ordinary shares, par value US$0.0000001 per share;

●	“other consolidated subsidiaries” refer to our subsidiaries, excluding WFOE and VIE entities.

●	“RMB” and “Renminbi” refer to the legal currency of China;

●	“US$,” “U.S. dollars,” “$,” and “dollars” refer to the legal currency of the United States; and

●	“we,” “us,” “our company” and “our” refer to XChange TEC.INC (formerly known as FLJ Group Limited) and its subsidiaries, except in the context of describing the consolidated financial information, also include the VIEs.

Unless otherwise indicated, the number of our tenants, average lease term of our tenants, and our other operating data in this prospectus, any accompanying prospectus supplement and related free writing prospectus, and the documents incorporated by reference herein and therein do not take into account tenants who choose not to stay in our apartments after the first week of their leases. To encourage prospective tenants to try out our apartments, we have put in place a policy to allow a new tenant to cancel a lease within three days from the move-in date, and we will return all rental, deposits and fees penalty free. If a new tenant cancels the lease on the fourth to the seventh day, we will return all unused rental, deposit and fees penalty free.

Our fiscal year end is September 30. “FY 2023” refers to our fiscal year ended September 30, 2023, “FY 2024” refers to our fiscal year ended September 30, 2024, and “FY 2025” refers to our fiscal year ended September 30, 2025.

This prospectus is part of a registration statement on Form F-3 that we filed with the United States Securities and Exchange Commission, or SEC, utilizing a shelf registration process permitted under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we may sell any of the securities to the extent permitted in this prospectus and the applicable prospectus supplement, from time to time in one or more offerings on a continuous or delayed basis. Each time we sell securities, we may provide a supplement to this prospectus that contains specific information about the securities being offered and the terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be delivered to you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the applicable supplement to this prospectus or in any related free writing prospectus is accurate as of its respective date, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below:

●	our annual report on Form 20-F for FY 2025 filed with the SEC on January 14, 2026;

●	with respect to each offering of securities under this prospectus, all our subsequent annual reports on Form 20-F and any report on Form 6-K that indicates that it is being incorporated by reference, in each case, that we file with the SEC on or after the date of this prospectus and until the termination or completion of the offering under this prospectus.

Our annual report on Form 20-F for FY 2025 contains a description of our business and audited consolidated financial statements with reports by our independent auditors. These financial statements are prepared in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. We will provide to you, upon your written or oral request, without charge, a copy of any or all of the documents we refer to above which we have incorporated in this prospectus by reference, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in the documents. You should direct your requests to our principal executive office located at Room 613, No.259, Guoxia Road, Yangpu District, Shanghai, 200433, People’s Republic of China. Our telephone number at this address is +86-21-6422-8532.

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We will not make any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

SEC maintains an internet site (http://www.sec.gov), which contains reports, proxy and information statements, and other information regarding us that file electronically with the SEC.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and related free writing prospectus, and the information incorporated by reference herein and therein may contain forward-looking statements that relate to our current expectations and views of future events. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigations Reform Act of 1995.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements relating to:

●	our mission and strategies;

●	our ability to continue as a going concern;

●	our ability to achieve or maintain profitability;

●	general economic and business condition in China and elsewhere, particularly the long-term apartment rental market and government measures aimed at China’s real estate industry and apartment rental industry;

●	health epidemics, pandemics and similar outbreaks, including COVID-19;

●	competition in the apartment rental industry;

●	our future business development, financial condition and results of operations;

●	our expectations regarding demand for and market acceptance of our apartments and services;

●	our ability to attract and retain tenants and landlords, including tenants and landlords from our acquired lease contracts;

●	our ability to control the quality of operations, including the operation of our rental apartments managed by our own apartment managers or by third-party contractors;

●	our ability to integrate strategic investments, acquisitions and new business initiatives; and

●	our relationship with financial institution partners and third-party product and service providers.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. You should thoroughly read this prospectus, any accompanying prospectus supplement and the documents that we reference in this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. Factors that could cause or contribute to the differences include, but are not limited to, those discussed in the “Risk Factors” section. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions.

Our industry may not grow at the rate projected by market data, or at all. Failure of this market to grow at the projected rate may have material and adverse effect on our business and the market price of our ADSs. In addition, the rapidly changing nature of China’s branded long-term apartment rental industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

The forward-looking statements made in this prospectus, any accompanying prospectus supplement and the documents that we reference in this prospectus relate only to events or information as of the date on which the statements are made in the respective documents. You should not rely upon forward-looking statements as predictions of future events. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our securities. You should read the entire prospectus carefully and the documents incorporated by reference herein, including sections titled “Risk Factors” in this prospectus, “Item 3. Key Information,” Item 5. “Operating and Financial Review and Prospects”, Item 7. Major Shareholders and Related Party Transactions, and Item 8. “Financial Information” in our Annual Report on Form 20-F, as filed on January 22, 2025 (the “Annual Report”), incorporated by reference in this prospectus. Unless the context otherwise requires, all references to “XChange TEC,” “we,” “us,” “our,” the “Company,” and similar designations refer to XChange TEC.INC, an exempted Cayman Islands company and its wholly owned subsidiaries.

Company Overview

We acquired Alpha Mind, an insurance agency and insurance technology business in the PRC, on December 28, 2023, and conduct insurance agency and insurance technology businesses in the PRC through the Current WFOE and Current VIEs which provides a wide variety of insurance products underwritten by major insurance companies, including industry leading and/or state-owned property and casualty insurance companies as well as certain regional property and casualty insurance companies in China. Through the Current VIEs, we hold the insurance agent operating license which is required under applicable PRC laws to conduct insurance agency business in China.

As an insurance agency, we are not involved in underwriting insurance policies. We are committed to providing insurance purchasers with comprehensive services, spanning from application to claim settlement, through our professional and dedicated approach. We have accumulated substantial expertise and successfully expanded our insurance product portfolio to encompass a wide range of offerings. These include life, health, group accident, and various other property-related insurances. Leveraging the growing ubiquity of mobile internet, we introduced the SaaS platform in 2023. The SaaS platform functions as an internal operational management system designed to enhance the efficiency and scalability of insurance operations. While it does not directly generate revenue, it provides a foundational infrastructure that enables insurance institutions and individual insurance brokers to onboard smoothly through a one-click process. This facilitates the rapid configuration of organizational structures, user accounts, client profiles, and access permissions. The platform integrates in real-time with external insurance databases, appointment scheduling systems, policy records, and performance tracking data. This integration creates a fully closed-loop sales process, enhancing data consistency and operational continuity across all stages. To support business growth and adaptability, the platform offers reserved expansion interfaces (an application programming interface used to connect with insurance providers). These allow for the quick integration of multiple insurance companies and their products, enabling a broader service offering and partnership ecosystem. Insurance brokers can also use the front-end interface of the SaaS platform to show the products detail to consumers, which can improve the efficiency of insurance selling process. By leveraging data-driven insights and standardized operational workflows, the system helps reduce the administrative overhead and costs associated with insurance operations. Ultimately, it makes insurance sales more straightforward, management more transparent, and customer service more professional. This technological advancement has streamlined and popularized our insurance agency business, enhancing accessibility and convenience for our customers.

Our role as an insurance agent is mainly to facilitate insurance companies to promote market penetration of their products through our extensive nationwide sales network. Insurance companies may leverage our marketing network to promote their products with cost efficiency rather than having to build a marketing network of their own. With respect to end customers, or insurance purchasers, our sales representatives are able to leverage their professional knowledge and experience to advise and recommend the most suitable insurance products and efficiently complete the contract signing process as well as assist them with claim applications.

With our solid foundation and unwavering commitment to excellence, we are confident in our ability to capitalize thriving Chinese insurance agency market. In 2024, we were ranked 40 among the top 100 insurance intermediaries in China and were ranked third in Tianjin region, in terms of insurance premium facilitated. We, through the Current VIEs, are principally engaged in the insurance agency business primarily through a “Business to Business to Consumer,” or B2B2C, model. We offer a wide variety of insurance products underwritten by major insurance companies in China, including industry leading and/or state-owned property and casualty insurance companies as well as certain regional property and casualty insurance companies in China, to insurance purchasers and generate revenue from commissions from these insurance companies, typically based on a percentage of the premium paid by insurance purchasers. In 2023 and 2024, we sold more than 13,687,786 and 22,765,794 insurance policies with an aggregate premium of approximately RMB2,139.0 million and RMB2,219.116 million, respectively.

We sell insurance policies primarily through a network of external referral sources, which comprised more than 740 external registered sales representatives and 102 strategic channel partners as of December 31, 2024, as well as through the in-house sales force. As of December 31, 2024, we had branch coverage in 16 cities in 10 provinces, autonomous regions and municipalities in China and had established collaborative relationships with 56 insurance companies and approximately 195 of their branches in China.

We specialize in distributing automobile insurance policies at the earlier stage of our business and subsequently expanded our insurance product portfolio to include other types of insurance including life, health, group accident and other property related insurances. In 2024, insurance premium from property related insurance accounted for approximately 84.2% of the total insurance premium from insurance policies sold.

We typically do not collect, hold or refer any insurance premiums to or on behalf of the insurance companies. The insurance premium typically will be paid directly by the insurance purchasers to the insurance companies, and the insurance companies will pay us the commission within a specified period after their receipt of the insurance premium. After an insurance policy takes effect, we communicate and coordinate with insurance purchasers and insurance companies to serve their respective needs. As we do not underwrite insurance policies, the insurance purchasers or policy holders do not have any direct recourse with us for insurance claims as the insurance contract is entered into directly between the policy holders and the insurance companies, we only play the role of facilitating the claim process.

We generate revenue from our insurance agency business primarily through collecting commissions from insurance companies for successful sales of their insurance products, which are typically based on a percentage of the premium paid by insurance policy purchasers. The commission rates are typically set by insurance companies and vary for different product types, different insurance companies and different geographic regions in which the insurance products are sold. The commission rates are also subject to adjustments by insurance companies from time to time based on their expectation on profits, consumer demand for insurance products in the market, the availability and pricing of comparable products from other insurance companies, regulatory requirements and governmental policies, and other factors that affect insurance companies at the relevant time. In this connection, the average commission rates also varied between different cities in which we operate our insurance agency business, and in 2023 and 2024, our by-city average commission rates ranged from 9% to 33% and 4% to 35%, respectively, while its overall average commission rate was 14% and 10%, respectively.

On October 26, 2021, December 17, 2021, and October 31, 2023, we transferred all of our equity interests in Q&K Investment Consulting (the “Former WFOE”), Qingke (China) Limited (“Q&K HK”), and Haoju (Shanghai) Artificial Intelligence Technology Co., Ltd. (“Haoju,” and together with the Former WFOE and Q&K HK, the “Disposed Entities”), respectively, to Wangxiancai Limited for nominal consideration (collectively, the “Equity Transfers”). At the time of the Equity Transfers, Wangxiancai Limited was beneficially owned by the legal representative and executive director of one of our subsidiaries and was therefore a related party; Wangxiancai Limited ceased to be a related party in October 2023. The consideration for each transfer was nominal because the Disposed Entities were loss-making, had net liabilities, and the likelihood of generating future cash flows was minimal given (i) decreasing demand for long-term rental apartments in the areas of operation due to population outflows and (ii) increasing operating costs as a percentage of revenue resulting from fixed cost burdens amid declining revenue streams. The Former WFOE was a wholly owned subsidiary of Q&K HK and, prior to its transfer, maintained a series of contractual arrangements with our former variable interest entity, Shanghai Qingke E-commerce Co., Ltd., through which we carried out certain rental apartment operations. Haoju, a limited company organized under the laws of the PRC and our indirect wholly owned subsidiary prior to the disposal, together with its subsidiaries held substantially all of the equity interests of our PRC subsidiaries through which we conducted our long-term apartment rental business (the “Disposed Business”). The Disposed Business contributed substantially all of our revenue and held substantially all of our assets prior to the October 31, 2023 disposal of Haoju, which was consummated on that date. The Disposed Business had been incurring losses from operations. Our accumulated deficits amounted to RMB 4,605,215,000 and RMB 3,856,801,000 as of September 30, 2025 and 2024 respectively. Net cash used in operating activities from continuing operations were RMB 11,698,000, RMB 8,955,000 and 22,178,000 for the years ended September 30, 2025, 2024 and 2023, respectively. As of September 30, 2025 and 2024, current liabilities exceeded current assets by RMB 909,308,000 and RMB 1,271,179,000, respectively. These factors raise substantial doubt about our ability to continue as a going concern. The Equity Transfers were effected to enable us to allocate resources to higher-quality rental apartment operations through our remaining subsidiaries in China. Haoju holds substantially all of the equity interest of our subsidiaries in the PRC, through which we carried out long-term apartment rental business (the “Disposed Business”). The Disposed Business contributed substantially all revenue and held substantially all of our assets prior to the Disposal. The Disposal was consummated on October 31, 2023.

In 2022, we entered into a loan agreement with Key Space (S) Pte. Ltd (“Key Space”), which was a subsidiary owned by one of our then shareholders, with a total principal amount of RMB4.1 million, in connection with our business operation. In FY 2022, FY 2023, and FY2024, amounts due to Key Space were RMB4.1 million, RMB4.5 million and RMB4.3 million, respectively. The balance due to related parties represented borrowings from Key Space which were due within 12 months from borrowing, which subsequently extended and are due by June 2026. Key Space ceased to be a related party of the Company in December 2024.

On November 22, 2023, we entered into an equity acquisition agreement with Alpha Mind, an insurance agency and insurance technology business in the PRC, and Alpha Mind’s then shareholders to acquire all of the issued and outstanding shares in Alpha Mind for an aggregate purchase price of US$180,000,000 (the “Acquisition”). The purchase price is payable in the form of a promissory note (collectively, the “Notes”). The Notes have a maturity of 90 days from the closing date, which was subsequently extended to June 30, 2025, an interest rate at an annual rate to 3% per annum and will be secured by all of the issued and outstanding equity of the Alpha Mind and all of the assets of the Alpha Mind, including its consolidated entities. As of January 14, 2026, the Company had paid off a total principal amount of US$77,000,000 by issuing Class A ordinary shares of the Company to the noteholders. The Company intends to pay the rest of the promissory notes by either using the cash flow generated by the Company’s operation or through debt or equity offerings or loans; however, depending on market conditions, the Company may also choose to pay a portion of the promissory notes through issuance of Class A ordinary shares. We have been also exploring financing opportunities with certain Asia-based investors who are not U.S. persons and who are not affiliated to us or the Current VIEs. The financing may involve equity-based instruments, including convertible debt. However, the terms and conditions are still under negotiation and there are uncertainties whether we can close the financing on favorable terms and in a timely manner or at all. In the event that we fail to repay the promissory notes within the extended maturity date, the noteholders may exercise their collateral rights in which case we will lose control and will no longer be able to consolidate the results of operation of Alpha Mind. For more details, see “Item 3. Key Information—D. Risk Factors—Risks Related to our Business and Industry— If we are unable to repay or refinance the Notes, we will lose control and will no longer be able to consolidate the results of operation of Alpha Mind. In addition, our level of indebtedness could adversely affect our business, financial condition, results of operations and prospects” in the Company’s annual report on Form 20-F for FY 2025. The Acquisition was completed on December 28, 2023, upon which Alpha Mind become our wholly-owned subsidiary and we assumed and began conducting the principal business of Alpha Mind.

Effective on December 7, 2023, we adjusted the ratio of ADS from one (1) ADS representing fifteen thousand (15,000) Class A ordinary shares to one (1) ADS representing six hundred thousand (600,000) Class A ordinary shares.

On May 20, 2024, our authorized share capital was changed to US$48,000,000 divided into 480,000,000,000,000 shares of a nominal or par value of US$0.0000001 each, of which 419,500,000,000,000 were designated as Class A Ordinary Shares of a nominal or par value of US$0.0000001 each, 60,000,000,000,000 were designated as Class B Ordinary Shares of a nominal or par value of US$0.0000001 each, and 500,000,000,000 were designated as Preferred Shares of a nominal or par value of US$0.0000001 each.

On May 20, 2024, we changed our company name from “FLJ Group Limited” to “XChange TEC.INC,” effective on May 21, 2024. Our ADSs began trading under the new ticker symbol “XHG” on the NASDAQ effective on June 3, 2024.

On June 6, 2024, the Company and Burgeon Capital Inc (“Burgeon Capital”) entered into certain share conversion documents (the “Conversion Documents”), pursuant to which, the Company agreed to issue to Burgeon Capital and Burgeon Capital agreed to subscribe from the Company, the Converted Shares, as the repayment by the Company to Burgeon Capital of all outstanding principal amount and accrued interest under the promissory note issued to Burgeon Capital on December 28, 2023, with a total amount of US$27,342,000.

On August 26, 2024, the Company’s board of directors, after careful deliberations with the Company’s management team, decided it would be in the best interest of the Company to dispose of its apartment rental business segment because it failed to meet performance expectations, was operating at a financial loss, and faced unfavorable market conditions.

On September 12, 2024, we sold all of the equity interest in QK365, FENGLINJU PROPERTY (CHINA) LIMITED and Shanghai Meileju Intelligent Technology Co., Ltd to Wangxiancai Limited, a limited company incorporated under the laws of Hong Kong for nominal consideration. As a result of the Disposal, we have no longer conducted the long-term apartment rental business.

On October 24, 2024, Mr. Yong Zhang purchased from Mr. Chengcai Qu, the then sole shareholder and sole director of Golden Stream, all issued and outstanding ordinary shares held by Mr. Qu in Golden Stream, and became the sole shareholder and sole director of Golden Stream.

Effective on November 8, 2024, we adjusted the ratio of ADS from one (1) ADS representing six hundred thousand (600,000) Class A ordinary shares to one (1) ADS representing twelve million (12,000,000) Class A ordinary shares.

On December 12, 2024 and December 20, 2024, the Company issued 82,800,000,000,000 and 84,000,000,000,000 Class A Ordinary shares respectively in accordance with a Securities Purchase Agreement with VG Master Fund SPC (“VG”) dated September 24, 2024.

On March 24, 2025, we closed the acquisition of a Hong Kong-based insurance brokerage firm licensed by the Hong Kong Insurance Authority. It grants us direct access to Hong Kong’s dynamic insurance market and paves the way for the Company to launch tailored insurance solutions for clients across China and international markets. Hong Kong’s insurance sector has demonstrated robust growth driven by rising demand from mainland Chinese clients and expatriates seeking international-standard wealth preservation tools. As a gateway linking global capital flows, Hong Kong offers unparalleled opportunities to serve high-net-worth individuals, multinational corporations, and cross-border investors. Our entry into Hong Kong market aligns with the vision to become a one-stop hub for clients seeking sophisticated risk management and wealth enhancement solutions. The local regulatory capabilities allow our business team to deliver innovative insurance products that meet the evolving needs of Asia’s affluent population.

On April 23, 2025, the Company, MMTEC, Inc. (“MMTEC”), who was the then holder of the Note in the original principal amount of US$153,000,000, and Infinity Asset Solutions Ltd. (“Infinity Asset”), entered into a Note Purchase Agreement, pursuant to which Infinity Asset purchased from MMTEC, a portion of the Note (the “Infinity Note”) representing US$51,988,242 of the total US$153,738,529 of the unpaid principal and accrued and unpaid interest under the Note.

On May 6, 2025 the Company changed the ratio of the ADSs representing its Class A ordinary shares from one (1) ADS representing one hundred and twenty (120) Class A ordinary share to one (1) ADS representing two thousand four hundred (2,400) Class A ordinary shares.

On May 9, 2025, the Company and Infinity Asset entered into a share subscription agreement and a payoff letter, pursuant to which, the Company issued 108,027,515,844 Class A Ordinary Shares to Infinity Asset, as the repayment by the Company to Infinity Asset of all outstanding principal amount and accrued interest under the Infinity Note with a total amount of US$51,988,242.

On June 30, 2025, the Company and MMTEC agreed to extend the maturity date of the Note held by MMTEC and accrued interest to date to December 31, 2025 and if the Notes have an outstanding balance on the maturity date, the maturity date will be automatically extended to the end of following year.

Holding Foreign Companies Accountable Act

The U.S. Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted into law on December 18, 2020. Under the HFCA Act, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years, the SEC will prohibit our securities, including our ADSs, from being traded on a U.S. national securities exchange, including NASDAQ, or in the over-the-counter trading market in the U.S. The process for implementing trading prohibitions pursuant to the HFCA Acts will be based on a list of registered public accounting firms that the PCAOB has been unable to inspect and investigate completely as a result of a position taken by a non-U.S. government, or the Relevant Jurisdiction, and such identified auditors, the PCAOB Identified Firms. The first list of PCAOB Identified Firms was included in a release by the PCAOB on December 16, 2021, or the PCAOB December 2021 Release. The SEC will review annual reports filed with it for fiscal years beginning after December 18, 2020 to determine if the auditor used for such reports was so identified by the PCAOB, and such issuers will be designated as “Commission Identified Issuers” on a list to be published by the SEC. If an issuer is a Commission Identified Issuer for three consecutive years (which will be determined after the third such annual report), the SEC will issue an order that will implement the trading prohibitions described above. On August 26, 2022, the PCAOB announced that it had signed a Protocol with the CSRC and the MOF of the People’s Republic of China, governing inspections and investigations of audit firms based in mainland China and Hong Kong. Pursuant to the Protocol, the PCAOB conducted inspections on select registered public accounting firms subject to the Determination Report in Hong Kong between September and November 2022. On December 15, 2022, the PCAOB board announced that it has completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and voted to vacate the Determination Report.

Notwithstanding the foregoing, the Company’s ability to retain an auditor subject to the PCAOB inspection and investigation, including but not limited to inspection of the audit working papers related to us, may depend on the relevant positions of U.S. and Chinese regulators. If we are unable to retain a PCAOB-registered auditor subject to PCAOB inspection and investigation, a trading prohibition for our ADSs could be issued shortly after our filing of the third consecutive annual report on Form 20-F for which we have retained a PCAOB Identified Firm. Our current independent accounting firm, Onestop Assurance PAC whose audit report is included in the annual report on Form 20-F for FY 2025, which is incorporated herein by reference, is headquartered in Singapore, Republic of Singapore, and was not included in the list of PCAOB Identified Firms in the PCAOB December Release. Recent developments with respect to audits of China-based companies create uncertainty about the ability of Onestop Assurance PAC to fully cooperate with a PCAOB request for audit working papers without the approval of the Chinese authorities. Onestop Assurance PAC’s audit working papers related to us are located in China. The PCAOB has not requested Onestop Assurance PAC to provide the copies of these audit working papers and as a result, Onestop Assurance PAC has not sought permission from the Chinese authorities to provide copies of these materials to the PCAOB, but there is no assurance that they would be able to obtain such permission.

If our ADSs are subject to a trading prohibition under the HFCA Act, the price of our ADSs may be adversely affected, and the threat of such a trading prohibition would also adversely affect their price. If we are unable to be listed on another securities exchange that provides sufficient liquidity, such a trading prohibition may substantially impair your ability to sell or purchase our ADSs when you wish to do so. Furthermore, if we are able to maintain a listing of our Class A ordinary shares on a non-U.S. exchange, investors owning our ADSs may have to take additional steps to engage in transactions on that exchange, including converting ADSs into Class A ordinary shares and establishing non-U.S. brokerage accounts.

The HFCA Act also imposes additional certification and disclosure requirements for Commission Identified Issuers, and these requirements apply to issuers in the year following their listing as Commission Identified Issuers. The additional requirements include a certification that the issuer is not owned or controlled by a governmental entity in the Relevant Jurisdiction, and the additional requirements for annual reports include disclosure that the issuer’s financials were audited by a firm not subject to PCAOB inspection, disclosure on governmental entities in the Relevant Jurisdiction’s ownership in and controlling financial interest in the issuer, the names of Chinese Communist Party, or CCP, members on the board of the issuer or its operating entities, and whether the issuer’s articles include a charter of the CCP, including the text of such charter.

In addition to the issues under the HFCA discussed above, the PCAOB’s inability to conduct inspections in China and Hong Kong prevents it from fully evaluating the audits and quality control procedures of the independent registered public accounting firm. Our current independent registered public accounting firm, Onestop Assurance PAC, is headquartered in Singapore, Republic of Singapore, and has been inspected by the PCAOB on a regular basis with the last inspection in 2022. However, as noted above, recent developments create uncertainty as to the PCAOB’s continued ability to conduct inspections of our independent accounting firm, Onestop Assurance PAC. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of a China-based independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors in the stock to lose confidence in the audit procedures and reported financial information and the quality of our financial statements.

Recent PRC Regulatory Development

We conduct our business in China through our subsidiaries and the VIEs. We are required to obtain certain permissions from the PRC authorities to operate, issue securities to foreign investors, and transfer certain data. The PRC government has exercised, and may continue to exercise, substantial influence or control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be undermined if our subsidiaries or the VIEs are not able to obtain or maintain approvals to operate in China. The central or local governments could impose new, stricter regulations or interpretations of existing regulations that could require additional expenditures, and efforts on our part to ensure our compliance with such regulations or interpretations. To operate our general business activities currently conducted in mainland China, each of the VIEs is required to obtain a business license from the local counterpart of the State Administration for Market Regulation, or SAMR. Each of the VIEs has obtained a valid business license from the local SAMR, and no application for any such license has been denied. In addition, the VIEs are also required to obtain insurance agency operating licenses pursuant to the PRC laws. As of the date of this annual report, as advised by our PRC legal counsel, Beijing Kingdom Law Firm, we and the VIEs have received all requisite permits, approvals and certificates from the PRC government authorities to conduct our business operations in China. To our knowledge, no permission or approval has been denied or revoked. However, given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by government authorities, we cannot be certain that relevant policies in this regard will not change in the future, which may require us or our subsidiaries or VIEs to obtain additional licenses, permits, filings or approvals for conducting our business in the PRC. If we or our subsidiaries or VIEs do not receive or maintain required permissions or approvals, or inadvertently conclude that such permissions or approvals are not required, we may be subject to governmental investigations or enforcement actions, fines, penalties, suspension of operations, or be prohibited from engaging in relevant business or conducting securities offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

On December 28, 2021, CAC released the revised Cybersecurity Review Measures (the “Revised CAC Measures”) and became effective on February 15, 2022, which iterates that any “online platform operators” controlling personal information of more than one million users which seeks to list on a foreign stock exchange should also be subject to cybersecurity review. The Measures for Cybersecurity Review (2021 version) further elaborates the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. Our PRC counsel, Beijing Kingdom Law Firm, is of the view that because: (i) we are already listed on the Nasdaq Capital Market and do not “seek to list on any other foreign stock exchange”; (ii) we and the VIEs do not hold personal information on more than one million users; and (iii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities, we are not required to apply for a cybersecurity review under the Revised CAC Measures.

On February 17, 2023, the CSRC issued the Trial Measures for the Administration of Overseas Issuance and Listing of Securities by Domestic Enterprises and five supporting guidelines, which became effective on March 31, 2023 (the “Overseas Listing Regulations”). The Overseas Listing Regulations are applicable to overseas securities offerings and/or listings conducted by issuers who are (i) companies incorporated in the PRC and (ii) companies incorporated overseas with substantial operations in the PRC. The Overseas Listing Regulations stipulate that such issuer shall fulfill the filing procedures within three working days after it makes an application for initial public offering and listing in an overseas stock market. Among other things, if an overseas listed issuer intends to effect any follow-on offering in an overseas stock market, it should, through its major operating entity incorporated in the PRC, submit filing materials to the CSRC within three working days after the completion of the offering. The required filing materials shall include, but not be limited to, (1) filing report and relevant commitment letter and (2) domestic legal opinions. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our securities, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless.

As advised by our PRC legal counsel, Beijing Kingdom Law Firm, we and the VIEs, (i) are not required to make the filing with the CSRC in connection with the Acquisition since the Acquisition does not involve any issuance or listing of shares or other equity-based securities of the Company on a stock exchange, which would trigger the filing requirement with the CSRC, (ii) are not required to go through cybersecurity review by the CAC since (a) we are already listed on the Nasdaq Capital Market and do not seek to list on any other foreign stock exchange; (b) we and the VIEs do not hold personal information of more than one million users; and (c) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities, and (iii) have not received or were denied such requisite permissions by any PRC authority in connection with the Acquisition.

Uncertainties exist as to the interpretation of these laws, regulations and policies and due to the possibility that laws, regulations, or policies in the PRC could change in the future. Any action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC or different or changing interpretation of these laws or regulations could significantly limit or completely hinder our ability to engage in capital markets transactions offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. For more detailed information, see “Item 3. Key Information-D. Risk Factors-Risks Relating to Doing Business in China” in our Form 20-F for FY 2025.

For the risks related to the HFCA Act, see “—Risks Related to the Holding Foreign Companies Accountable Act” as set forth at the outset of Part I and “—Risk Factors—Risks Related to Doing Business in China—If the U.S. Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect our auditors as required under the Holding Foreign Companies Accountable Act, the SEC will prohibit the trading of our ADSs. A trading prohibition for our ADSs, or the threat of a trading prohibition, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors would deprive our investors of the benefits of such inspections” of our Form 20-F for FY 2025.

As there are still uncertainties regarding these new laws and regulations as well as the amendment, interpretation and implementation of the existing laws and regulations related to cybersecurity and data protection, we cannot assure you that we will be able to comply with these laws and regulations in all respects. The regulatory authorities may deem our activities or services non-compliant and therefore require us to suspend or terminate our business. We may also be subject to fines, legal or administrative sanctions and other adverse consequences, and may not be able to become in compliance with relevant laws and regulations in a timely manner, or at all. These may materially and adversely affect our business, financial condition, results of operations and reputation.

Our Holding Company Structure and Contractual Arrangement with the VIEs and Their Shareholders

XChange TEC.INC is not a Chinese operating company but a Cayman Islands holding company. Our operations are primarily conducted through our PRC subsidiaries, other consolidated entities, and contractual arrangements with VIEs. We use a VIE structure to provide investors exposure to China-based operating companies where direct foreign investment is, or could become, restricted or prohibited by PRC law. Investors in our ADSs thus are purchasing equity interest in a Cayman Islands holding company and not in our Chinese operating entity. As a holding company, XChange TEC.INC may rely on dividends from its subsidiaries for cash requirements, including any payment of dividends to our shareholders. The ability of our subsidiaries to pay dividends to XChange TEC.INC may be restricted by laws and regulations applicable to them or the debt they incur on their own behalf or the instruments governing their debt.

XChange TEC.INC conducts insurance agency businesses in the PRC through Alpha Mind and its indirectly wholly-owned subsidiary, the WFOE and the VIEs. In April 2022, Alpha Mind, through the WFOE, entered into contractual arrangements with VIEs, respectively. Via such contractual arrangements (the “VIE Structure”), we are regarded as the primary beneficiary of the VIEs and consolidate the financial results of the VIEs under U.S. GAAP. The contractual arrangements consist of powers of attorney, exclusive business cooperation agreements, exclusive option agreements, equity pledge agreements and spousal consent letters. Terms contained in each set of contractual arrangements with each of the VIEs and its respective shareholders are substantially similar. In particular, (i) pledge agreements, entered into between the WFOE and each of the VIEs and its shareholders, where each shareholder of the VIEs pledged his or her equity interest to the WFOE to ensure performance of their obligations under other relevant contractual arrangements, and in case of breach, the WFOE has the right to dispose of the pledged equity. VIEs’ shareholders are prohibited from disposing of the pledged equity or taking actions that could negatively impact the pledgee’s rights without the WFOE’s written consent until all obligations are discharged; (ii) power of attorney, entered into between the WFOE and the VIEs and their shareholders, where each shareholder of the VIEs authorizes WFOE’s designated individuals to act as his or her exclusive agents, exercising all associated rights regarding their equity interest in the VIEs, and the power of attorney remains valid as long as the shareholder holds shares in the VIEs; (iii) exclusive business cooperation agreement, entered into between the WFOE and each of the VIEs, granting the WFOE the exclusive right to provide services to the VIEs in exchange for a service fee equal to 100% of the consolidated net income, and also including the exclusive right for the WFOE to purchase the VIEs’ business or assets at the lowest permissible price under PRC law, with the agreement remaining in effect unless otherwise specified by the parties; (iv) exclusive option agreements, entered into between the WFOE and the each of the VIEs and its shareholders, granting the exclusive right to purchase the equity interests of the VIEs’ shareholders, while the WFOE is entitled to dividends and distributions, and the exclusive option agreements remain in effect until the transfer of all equity interests to the WFOE or its designated party; and (v) spousal consent letters, signed by each spouse of the relevant individual shareholders of the VIEs, stating that the disposition of the equity interest held by their spouse will be governed by the above-mentioned agreements, and their spouse undertake not to make any assertions to such equity interest. As a result of these contractual arrangements, we, through Alpha Mind and its subsidiaries (i) are able to consolidate the financial results of the VIEs, and (ii) receive substantially all of the economic benefits from the VIEs. The VIE structure is not equivalent of an investment in the equity interest of the VIEs. See “Item 4. Information on the Company - C. Organizational Structure - Contractual Arrangements” for details.

However, neither XChange TEC.INC nor the WFOE owns any equity interests in the VIEs. Our contractual arrangements with the VIEs and their nominee shareholders are not equivalent of an investment in the equity interest of the VIEs. Instead, as described above, we are regarded as the primary beneficiary of the VIEs and consolidate the financial results of the VIEs under U.S. GAAP in light of the VIE structure.

The VIE structure involves unique risks to investors in the ADSs. It may be less effective than direct ownership in providing us with operational control over the VIEs and we may incur substantial costs to enforce the terms of the arrangements. For instance, the VIEs and their shareholders could breach their contractual arrangements with us by, among other things, failing to conduct the operations of the VIEs in an acceptable manner or taking other actions that are detrimental to our interests. If we had direct ownership of the VIEs in China, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIEs, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current contractual arrangements, we rely on the performance by the VIEs and their shareholders of their obligations under the contracts to direct the VIEs’ activities. The shareholders of the VIEs may not act in the best interests of our company or may not perform their obligations under these contracts. If any dispute relating to these contracts remains unresolved, we will have to enforce our rights under these contracts through the operations of PRC law and arbitration, litigation and other legal proceedings and therefore will be subject to uncertainties in the PRC legal system.

We may face challenges in enforcing the contractual arrangements due to jurisdictional and legal limitations. There are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules regarding the status of the rights of our Cayman Islands holding company with respect to its contractual arrangements with the VIEs and their nominee shareholders through our WFOE. As of the date of this prospectus, the agreements under the contractual arrangements among our WFOE, the VIEs and their nominee shareholders have not been tested in a court of law. It is uncertain whether any new PRC laws or regulations relating to Current VIE structure will be adopted or, if adopted, what they would provide. If we or the VIEs are found to be in violation of any existing or future PRC laws or regulations or fail to obtain or maintain any of the required licenses, permits, registrations or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures. The PRC regulatory authorities could disallow the Current VIE structure at any time in the future. If the PRC government deems that our contractual arrangements with the VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change or are interpreted differently in the future, we could be subject to severe penalties and may incur substantial costs to enforce the terms of the arrangements, or be forced to relinquish our interests in those operations. Our Cayman Islands holding company, our subsidiaries, the VIEs, and investors in our securities (including the ADS) face uncertainty with respect to potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with the VIEs and, consequently, significantly affect the financial performance of our company and the VIEs as a whole. For details, see “Item 3. Key Information-D. Risk Factors - Risks Related to Our Corporate Structure.”

The following diagram illustrates our corporate structure, including our principal subsidiaries as of the date of this prospectus.

Equity Interest

VIE contractual arrangement

Permissions Required from the PRC Authorities

We conduct our business in China through our subsidiaries and the VIEs. We are required to obtain certain permissions from the PRC authorities to operate, issue securities to foreign investors, and transfer certain data. The PRC government has exercised, and may continue to exercise, substantial influence or control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be undermined if our subsidiaries or the VIEs are not able to obtain or maintain approvals to operate in China. The central or local governments could impose new, stricter regulations or interpretations of existing regulations that could require additional expenditures, and efforts on our part to ensure our compliance with such regulations or interpretations. To operate our general business activities currently conducted in mainland China, each of the VIEs is required to obtain a business license from the local counterpart of the State Administration for Market Regulation, or SAMR. Each of the VIEs has obtained a valid business license from the local SAMR, and no application for any such license has been denied. In addition, the VIEs are also required to obtain insurance agency operating licenses pursuant to the PRC laws. As of the date of this prospectus, as advised by our PRC legal counsel, Beijing Kingdom Law Firm, we and the VIEs have received all requisite permits, approvals and certificates from the PRC government authorities to conduct our business operations in China. To our knowledge, no permission or approval has been denied or revoked. However, given the uncertainties of interpretation and implementation of relevant laws and regulations and the enforcement practice by government authorities, we cannot be certain that relevant policies in this regard will not change in the future, which may require us or our subsidiaries or VIEs to obtain additional licenses, permits, filings or approvals for conducting our business in the PRC. If we or our subsidiaries or VIEs do not receive or maintain required permissions or approvals, or inadvertently conclude that such permissions or approvals are not required, we may be subject to governmental investigations or enforcement actions, fines, penalties, suspension of operations, or be prohibited from engaging in relevant business or conducting securities offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

On December 28, 2021, CAC released the revised Cybersecurity Review Measures (the “Revised CAC Measures”) and became effective on February 15, 2022, which iterates that any “online platform operators” controlling personal information of more than one million users which seeks to list on a foreign stock exchange should also be subject to cybersecurity review. The Measures for Cybersecurity Review (2021 version) further elaborates the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. Our PRC counsel, Beijing Kingdom Law Firm, is of the view that because: (i) we are already listed on the Nasdaq Capital Market and do not “seek to list on any other foreign stock exchange”; (ii) we and the VIEs do not hold personal information on more than one million users; and (iii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities, we are not required to apply for a cybersecurity review under the Revised CAC Measures.

On February 17, 2023, the CSRC issued the Trial Measures for the Administration of Overseas Issuance and Listing of Securities by Domestic Enterprises and five supporting guidelines, which became effective on March 31, 2023 (the “Overseas Listing Regulations”). The Overseas Listing Regulations are applicable to overseas securities offerings and/or listings conducted by issuers who are (i) companies incorporated in the PRC and (ii) companies incorporated overseas with substantial operations in the PRC. The Overseas Listing Regulations stipulate that such issuer shall fulfill the filing procedures within three working days after it makes an application for initial public offering and listing in an overseas stock market. Among other things, if an overseas listed issuer intends to effect any follow-on offering in an overseas stock market, it should, through its major operating entity incorporated in the PRC, submit filing materials to the CSRC within three working days after the completion of the offering. The required filing materials shall include, but not be limited to, (1) filing report and relevant commitment letter and (2) domestic legal opinions. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our securities, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our securities to significantly decline in value or become worthless.

As advised by our PRC legal counsel, Beijing Kingdom Law Firm, we and the VIEs, (i) are not required to make the filing with the CSRC in connection with the Acquisition since the Acquisition does not involve any issuance or listing of shares or other equity-based securities of the Company on a stock exchange, which would trigger the filing requirement with the CSRC, (ii) are not required to go through cybersecurity review by the CAC since (a) we are already listed on the Nasdaq Capital Market and do not seek to list on any other foreign stock exchange; (b) we and the VIEs do not hold personal information of more than one million users; and (c) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities, and (iii) have not received or were denied such requisite permissions by any PRC authority in connection with the Acquisition.

Uncertainties exist as to the interpretation of these laws, regulations and policies and due to the possibility that laws, regulations, or policies in the PRC could change in the future. Any action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC or different or changing interpretation of these laws or regulations could significantly limit or completely hinder our ability to engage in capital markets transactions offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless. For more detailed information, see “Item 3. Key Information-D. Risk Factors-Risks Relating to Doing Business in China.”

For the risks related to the HFCA Act, see “-Risks Related to the Holding Foreign Companies Accountable Act” as set forth at the outset of Part I and “-Risk Factors-Risks Related to Doing Business in China-If the U.S. Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect our auditors as required under the Holding Foreign Companies Accountable Act, the SEC will prohibit the trading of our ADSs. A trading prohibition for our ADSs, or the threat of a trading prohibition, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors would deprive our investors of the benefits of such inspections.”

Cash and Asset Flows Through Our Organization

Alpha Mind WFOE, the VIE and its consolidated subsidiaries, or investors transfer funds through our organization under the applicable PRC laws and regulations. To the extent our cash in the business is in the PRC or a PRC entity, the funds may not be available to distribute dividends to our investors, or for other use outside of the PRC, due to interventions in or the imposition of restrictions and limitations on the ability of us, our subsidiaries, or the VIE by the PRC government to transfer cash. As of the date of this prospectus, none of XHG, its subsidiaries, the VIE or its subsidiaries has written cash management policies or procedures in place that dictate how funds are transferred. Rather, the funds can be transferred in accordance with the applicable PRC laws and regulations.

Transfers between the VIE and Alpha Mind WFOE

The VIE and its consolidated subsidiaries are the main operating entities, which receive their revenues in RMB. Alpha Mind WFOE may receive payments from the VIE, pursuant to the Contractual Arrangements. There may also be transfers via intercompany loans between Alpha Mind WFOE and the VIE.

Transfer between XHG, Alpha Mind HK and Alpha Mind WFOE

XHG and Alpha Mind HK are holding companies and may rely on dividends from Alpha Mind WFOE to fund cash and financing requirements. Cash transfers may also be in the form of capital injection from the holding companies to Alpha Mind WFOE or via intercompany loans between the holding companies and Alpha Mind WFOE. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. Therefore, our PRC subsidiary, Alpha Mind WFOE, is able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain routine procedures under PRC foreign exchange regulations, such as the overseas investment registrations by shareholders who are PRC residents. Approval from or registration with appropriate government authorities is, however, required where the RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions.

For our Hong Kong subsidiaries, Alpha Mind HK and Topone Consultants Limited, and the holding company, XChange TEC.INC, or the Non-PRC Entities, there is no restriction on foreign exchange for such entities and they are able to transfer cash among these entities, across borders and to U.S. investors. Also, there are no restrictions or limitations on the abilities of the Non-PRC Entities to distribute earnings from the businesses, including the subsidiaries and/or the consolidated VIE, to XChange TEC.INC or from XChange TEC.INC to U.S. investors, as well as the ability to settle amounts owed under the Contractual Arrangements. There are also no restrictions or limitations on the ability of Alpha Mind WFOE to settle amounts owed under the Contractual Arrangements as both Alpha Mind WFOE and the VIE are incorporated in China and the amount to be settled will be in RMB without foreign exchange control. For more details, see “Item 3 Key Information-D. Risk Factors-Risks Related to Doing Business in China-PRC governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment.”

We, XChange TEC.INC, are a Cayman Islands holding company, and we may rely principally on dividends and other distributions on equity paid by our subsidiaries for cash and financing requirements we may have, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If any of our subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. As we conduct our operations in China primarily through our subsidiaries, the VIE and its subsidiaries, our ability to pay dividends to the shareholders and to service any debt we may incur may depend upon dividends paid by our subsidiaries and license and service fees paid by the VIE. Current PRC regulations permit Alpha Mind WFOE to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. Remittance of dividends by a wholly foreign-owned enterprise out of China is also subject to examination by the banks designated by SAFE. In addition, our subsidiaries, the VIE and its subsidiaries in China are required to set aside at least 10% of their after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. For more details, see “Item 3 Key Information-D. Risk Factors-Risks Related to Doing Business in China-We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.” Each such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. For more details about the employee welfare fund, see “Item 3 Key Information-D. Risk Factors-Risks Related to Doing Business in China-Failure to make adequate contributions to various employee benefits plans as required by PRC regulations may subject us to penalties.” Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Pursuant to the tax agreement between mainland China and the Hong Kong Special Administrative Region, the withholding tax rate in respect to the payment of dividends by a PRC company to a Hong Kong resident enterprise may be reduced to 5% from a standard rate of 10%, if a Hong Kong resident enterprise owns more than 25% of the equity interest in the PRC company. Under the Notice of the State Taxation Administration on Issues regarding the Administration of the Dividend Provision in Tax Treaties promulgated in 2009, the taxpayer needs to satisfy certain conditions to enjoy the benefits under a tax treaty. These conditions include, but are not limited to: (i) the taxpayer must be the beneficial owner of the relevant dividends, and (ii) the corporate shareholder to receive dividends from the PRC subsidiaries must have met the direct ownership thresholds during the twelve consecutive months preceding the receipt of the dividends. Further, the State Taxation Administration, or the STA, promulgated the Announcement of the Certain Issues with Respect to the “Beneficial Owner” in Tax Treaties in 2018, which sets forth certain detailed factors in determining “beneficial owner” status, and specifically, if an applicant’s business activities do not constitute substantive business activities, the applicant will not qualify as a “beneficial owner”. Furthermore, the Administrative Measures for Non-resident Taxpayers to Enjoy Treatment under Treaties, which became effective in January 2020, require non-resident enterprises to determine whether they are qualified to enjoy the preferential tax treatment under the tax treaties and file relevant report with the tax authorities. Therefore, if the relevant tax authorities determine that our transactions or arrangements are for the primary purpose of enjoying a favorable tax treatment rather than substantive business activities, then we will not qualify as a “beneficial owner”, and the relevant tax authorities may adjust the favorable withholding tax in the future. Accordingly, there is no assurance that the reduced 5% withholding rate will apply to dividends received by our Hong Kong subsidiary from our PRC subsidiaries. This withholding tax will reduce the amount of dividends we may receive from our PRC subsidiaries. For more details, see “Item 3 Key Information-D. Risk Factors-Risks Related to Doing Business in China-We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.”

As of the date of this prospectus, no dividends or distributions have been made to date between the holding company, XChange TEC.INC, its subsidiaries, and the consolidated VIE, or to investors, including the U.S. investors (i.e., there have not been any dividends or distributions that a subsidiary or consolidated VIE have made to the holding company, XChange TEC.INC, or to investors, including U.S. investors). The holding company, XChange TEC.INC, its subsidiaries, and the consolidated VIE do not have any plans to distribute earnings or dividends or settle amounts owed under the Contractual Arrangements in the foreseeable future.

To the extent cash and/or assets in the business are in the PRC and/or Hong Kong or our PRC and/or Hong Kong entities, such funds and/or assets may not be available to fund operations or for other use outside of the PRC and/or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash and/or assets. The cash transfer among the holding company, XChange TEC.INC, its subsidiaries and the consolidated VIE is typically transferred through payment for intercompany services or intercompany borrowings between the holding company, XChange TEC.INC, its subsidiaries and the consolidated VIE. There are no tax consequences for intercompany borrowings or the payment for intercompany services, except for the standard value added taxes and/or income taxes for the revenues and/or profits generated from such services.

During the six months ended March 31, 2025, cash and other asset transfers between the holding company, XChange TEC.INC, its subsidiaries, and the consolidated VIE were as follows:

During the Six Months Ended March 31, 2025
Transfer From	Transfer To	Approximate Value (RMB)	Type
Alpha Mind HK	XChange TEC.INC	60,230,610	Paid notes payable on behalf of XChange TEC.INC

Other than disclosed above, there were no cash or other asset transfers during the six months ended March 31, 2025 between the holding company, XChange TEC.INC, its subsidiaries, and the consolidated VIE.

Selected Financial Data

Financial Information Related to the VIE

The following tables present the disaggregated condensed consolidating schedules of financial position as of March 31, 2025 and the disaggregated condensed consolidating schedules of cash flows and results of operations for the six months ended March 31, 2025 of all of the entities that are consolidated in the consolidated financial statements included elsewhere in prospectus, which are the following entities: XChange TEC.INC, Subsidiaries (other than WFOE), WFOE, and the VIE and their subsidiaries which is the primary beneficiary of the VIE for accounting purposes.

	For the Six Months Ended March 31, 2025
Unaudited Condensed Consolidating Schedule of Financial Position	XChange TEC.INC	Subsidiaries (other than WFOE)	WFOE	VIE and their subsidiaries	Elimination	Consolidating
	(RMB in thousands)
Cash and cash equivalents	-	1,556	529	2,805	-	4,890
Short-term investment	-	-	-	1,702	-	1,702
Accounts receivable, net	-	-	-	21,698	-	21,698
Advances to suppliers	7,257	-	27	7,974	-	15,258
Other current assets	(716)	73,224	(670)	778	(71,381)	1,235
Total Current Assets	6,541	74,780	(114)	34,957	(71,381)	44,783

NON-CURRENT ASSETS:
Restricted Cash, non-current	-	-	-	5,000	-	5,000
Property and equipment, net	-	-	-	6	-	6
Operating lease right-of-use asset	-	-	285	519	-	804
Deferred tax assets	-	-	-	-	-	-
Goodwill	64,332	-	-	-	-	64,332
Intangible assets	678	-	-	-	-	678
Total Non-current Assets	65,010	-	285	5,525	-	70,820

Total Assets	71,551	74,780	171	40,482	(71,381)	115,603

Current Liabilities:
Accounts payable	181	-	-	25,270	-	25,451
Taxes payable	-	-	1	1,138	-	1,139
Amount due to related parties	4,471	-	1,060	-	-	5,531
Accrued expenses and other current liabilities	41,670	824	708	6,653	(508)	49,347
Short-term debt	(45,850)	86,488	-	-	(4,936)	35,702
Operating lease liabilities, current	-	-	224	138	-	362
Contingent liabilities for payable for asset acquisition	168,355	-	-	-	-	168,355
Notes payable	1,110,275		-	-	(66,334)	1,043,941
Total Current Liabilities	1,279,102	87,312	1,993	33,199	(71,778)	1,329,828

NON-CURRENT LIABILITIES:
Operating lease liabilities, noncurrent	-	-	39	367	-	406
Total Non-current Liabilities	-	-	39	367	-	406
Total Liabilities	1,279,102	87,312	2,032	33,566	(71,778)	1,330,234

SHAREHOLDERS’ DEFICIT:
Ordinary shares	178,628	858	-	-	-	179,486
Additional paid-in capital	3,023,840	-	88	53,220	-	3,077,148
Accumulated deficit	(4,472,938)	(13,322)	(1,949)	(46,304)	-	(4,534,513)
Accumulated other comprehensive loss	62,919	(68)	-	-	397	63,248

Total shareholders’ deficit	(1,207,551)	(12,532)	(1,861)	6,916	397	(1,214,631)

	For the Six Months Ended March 31, 2025
Unaudited Condensed Consolidating Schedule of Results of Operations	XChange TEC.INC	Subsidiaries (other than WFOE)	WFOE	VIE and their subsidiaries	Elimination	Consolidating
	(RMB in thousands)
Operating revenues	-	131	-	175,544		175,675
Cost of revenue	-	(131)	-	(171,248)		(171,379)
Gross profit	-	-	-	4,296		4,296
Operating expenses	(644,908)	(8,330)	(1,076)	(8,606)		(662,920)
Income from operations	(644,908)	(8,330)	(1,076)	(4,310)		(658,624)
Interest expense (income), net	(18,003)	8	-	(11)		(18,006)
Other income (expense)	5	-	-	(185)		(180)
Foreign currency transaction loss	-	(877)	-	-		(877)
Income tax expense	-	-	-	(25)		(25)
Loss from VIE	-	-	(4,531)		4,531	-
Loss in subsidiaries	(14,806)	(5,607)
Net loss from continuing operations to XHG	(677,712)	(14,806)	(5,607)	(4,531)	4,531	(677,712)

	For the Six Months Ended March 31, 2025
Unaudited Condensed Consolidating Schedule of Cash Flows	XChange TEC.INC	Subsidiaries (other than WFOE)	WFOE	VIE and their subsidiaries	Elimination	Consolidating
	(RMB in thousands)
Net cash provided by (used in) operating activities	-	(2,648)	(284)	(5,016)	-	(7,948)
Net cash provided by (used in) investing activities	-	(631)	-	330	-	(301)
Net cash provided by (used) in financing activities	-	5,182	720	-	-	5,902
Effect of exchange rate	-	(848)	-	-	-	(848)
Net increase in cash and cash equivalents	-	1,055	436	(4,686)	-	(3,195)
CASH AND CASH EQUIVALENTS, beginning of period	-	501	92	12,492	-	13,085
CASH AND CASH EQUIVALENTS, end of period	-	1,556	528	7,806	-	9,890

Recent Developments

Acquisition of Alpha Mind

On December 28, 2023, the Group closed equity acquisition of Alpha Mind Technology Limited (“Alpha Mind”), which conducts insurance agency and insurance technology businesses in the PRC. The Group acquired all the issued and outstanding shares in Alpha Mind for an aggregate all-cash purchase price of US$180,000,000, paid in the form of the Notes delivered to each of the Sellers of Alpha Mind in an aggregate amount equal to the purchase price. The Notes have a maturity of 90 days from the closing date, bear an interest rate of three percent (3%) per annum and are secured by all of the issued and outstanding equity of Alpha Mind and all of the assets of Alpha Mind and its subsidiaries. For the year ended September 30, 2024, the Company repaid the notes payable of RMB 6,060 to MMTEC, Inc.

On June 6, 2024, the Company and Burgeon Capital Inc (“Burgeon Capital”), one of the two prior shareholders of Alpha Mind, entered into a share subscription agreement and a payoff letter, pursuant to which, the Company agreed to issue to Burgeon Capital and Burgeon Capital agreed to subscribe from the Company, 58,590,000,000,000 Class A ordinary shares, par value US$0.0000001 per share, of the Company (the “Converted Shares”), as the repayment by the Company to Burgeon Capital of all outstanding principal amount and accrued interest under the Note with a total amount of US$27,342. On the same date, the Company consummated the issuance of the Class A ordinary shares.

On December 31, 2024, the Company and the sellers of Alpha Mind agreed to extend the maturity date of the remaining Note and accrued but unpaid interest to date to June 30, 2025.

Share Consolidation

On January 24, 2025, the Company’s shareholders approved a share capital reorganization consisting of: (i) a 100,000-to-1 consolidation of issued and unissued shares into US$0.01 par value shares; and (ii) an increase in authorized share capital. In addition, shareholders approved: (i) a reduction in the par value of each issued Consolidated Share to US$0.0000001 and application of the resulting credit to offset accumulated losses with any balance transferred to a distributable reserve; (ii) a corresponding subdivision of authorized but unissued shares; and (iii) a diminution of authorized share capital.

As a result of the Company’s share consolidation, capital reduction, and share subdivision, the 58,590,000,000,000 Class A ordinary shares issued to Burgeon Capital were reduced to 585,900,000 Class A ordinary shares.

Note Purchase Agreement with MMTEC and Infinity Asset Solutions

On April 23, 2025, the Company, MMTEC, Inc. (the “Seller”), a holder of the certain Secured Promissory Note dated December 28, 2023 issued by the Company in the original principal amount of US$153,000,000 (the “Note”), and Infinity Asset Solutions Ltd., (the “Buyer”), entered into a Note Purchase Agreement (the “Agreement”), pursuant to which the Seller agreed to sell, transfer and assign to the Buyer, and the Buyer agreed to purchase from the Seller, a portion of the Note representing US$51,988,242.00 of the Outstanding Amount, of which the unpaid principal is US$50,000,000.00 and the unpaid interest is US$1,988,242.00 as of the date of the Agreement.

The Company has not issued any securities to MMTEC, Inc. (“MMTEC”), the other prior shareholder of Alpha Mind.

On May 9, 2025, the Company and Infinity Asset entered into a share subscription agreement and a payoff letter (collectively, the “Conversion Documents”), pursuant to which, the Company agreed to issue to Infinity Asset and Infinity Asset agreed to subscribe from the Company, 108,027,515,844 Class A ordinary shares, par value US$0.0000001 per share, of the Company (the “Converted Shares”), as the repayment by the Company to Infinity Asset of all outstanding principal amount and accrued interest under the Note with a total amount of US$51,988,242. On the same date, the Company consummated the issuance of the Converted Shares. The Converted Shares were issued in reliance upon the exemption from securities registration pursuant to Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

To date, the Company has paid off a total principal amount of US$77,000,000 by issuing Class A ordinary shares of the Company to the noteholders. The Company intends to pay the rest of the promissory notes by either using the cash flow generated by the Company’s operations or through debt or equity offerings or loans; however, depending on market conditions, the Company may also choose to pay a portion of the promissory notes through issuance of Class A ordinary shares.

Nasdaq Trading Suspension, Appeal and Reinstation

On November 13, 2024, XChange TEC.INC (the “Company”) received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) regarding the Company’s failure to comply with Nasdaq Continued Listing Rule 5550(b)(2) (the “MVLS Rule”), which requires the Company to maintain a minimum Market Value of Listed Securities of $35 million. Therefore, in accordance with Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until May 12, 2025, to regain compliance with the Rule.

Subsequently, on May 13, 2025, the Company received a Determination Letter stating that the Company had not regained compliance with the MVLS Rule, and that the Company’s ADSs would be delisted from The Nasdaq Capital Market. as provided an additional 180 calendar day compliance period, or until January 21, 2025, to demonstrate compliance.

To regain its Nasdaq listing, the Company formally appealed the decision and submitted its hearing request on May 21, 2025.

On June 11, 2025, the Company received a notice from Nasdaq confirming that the Company has demonstrated compliance with the MVLS Rule for continued listing on The Nasdaq Capital Market. Consequently, the Company’s ADSs continue to be listed and traded on The Nasdaq Capital Market.

Summary of Risk Factors

An investment in our ADSs involves significant risks. You should carefully consider all of the information in this prospectus, including the risks and uncertainties described below, before making an investment in our ADSs. Any of the following risks could have a material adverse effect on our business, financial condition and results of operations. In any such case, the market price of our ADSs could decline, and you may lose all or part of your investment. Below please find a summary of the principal risks we and the VIE entities face, organized under relevant headings. For detailed discussions, see “Risk Factors” in this prospectus and “Item 3. Key Information—D. Risk Factors” in our Form 20-F for FY 2025, which is incorporated by reference in this prospectus.

For a detailed discussion of the foregoing risks, see “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business and Industry” beginning on page 15 of our Form 20-F for FY 2021, which is incorporated herein by reference.

Risks Related to Our Corporate Structure

We and the VIE entities face risks and uncertainties related to the former corporate structure, including, but not limited to, the following:

●	If the PRC government determines that the contractual arrangements with the VIE entities did not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, our shares and/or ADSs may decline in value if we are deemed to be unable to assert our contractual control rights over the assets of the VIE entities. For more details, see “Risk Factors—Risks Related to Our Corporate Structure—If the PRC government determines that the contractual arrangements with the VIE entities did not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, our shares and/or ADSs may decline in value if we are deemed to be unable to assert our contractual control rights over the assets of the VIE entities” beginning on page 23 of this prospectus.

Risks Related to Doing Business in the PRC

We are not a Chinese operating company but a Cayman Islands holding company with operations conducted by our subsidiaries in China. Investors in our securities have purchased securities of a holding company incorporated in the Cayman Islands. We face risks and uncertainties related to doing business in China in general, including, but not limited to, the following:

●	Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations. For more details, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations” beginning on page 23 of our Form 20-F for FY 2025, which is incorporated herein by reference.

●	The PRC government may exert, at any time, substantial intervention and influence over the manner of our operations, and the rules and regulations to which we are subject, including the ways they are enforced, may change rapidly and with little advance notice to us or our shareholders. Any such actions by the Chinese government, including any decision to intervene or influence the operations of our subsidiaries in China or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to our operations in China, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless. For more details, see “Risk Factors—Risks Related to Doing Business in the PRC—The PRC government may exert, at any time, substantial intervention and influence over the manner of our operations, and the rules and regulations to which we are subject, including the ways they are enforced, may change rapidly and with little advance notice to us or our shareholders. Any such actions by the Chinese government, including any decision to intervene or influence the operations of our subsidiaries in China or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to our operations in China, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless” beginning on page 24 of this prospectus.

●	Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to us. For more details, see “Risk Factors—Risks Related to Doing Business in the PRC—Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to us” beginning on page 27 of this prospectus.

●	Substantial uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations. For more details, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—Substantial uncertainties exist with respect to the interpretation and implementation of the PRC Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and business operations” beginning on page 23 of our Form 20-F for FY 2025, which is incorporated herein by reference.

●	We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of internet-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations. For more details, see “Item 3. Key Information—D. Risk Factors—Risks Related to Doing Business in China—We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of internet-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations” beginning on page 23 of our Form 20-F for FY 2021, which is incorporated herein by reference.

●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds we receive from our offshore financing activities to make loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business. For more details, see “Item 3. Key Information—D. Risk Factors— Risks Related to Doing Business in China—PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds we receive from our offshore financing activities to make loans to or make additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business” beginning on page 45 of our Form 20-F for FY 2021, which is incorporated herein by reference.

●	If the U.S. Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect our auditors as required under the Holding Foreign Companies Accountable Act, the SEC will prohibit the trading of our ADSs. A trading prohibition for our ADSs, or the threat of a trading prohibition, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors would deprive our investors of the benefits of such inspections. For more details, see “Risk Factors—Risks Related to Doing Business in the PRC—If the U.S. Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect our auditors as required under the Holding Foreign Companies Accountable Act, the SEC will prohibit the trading of our ADSs. A trading prohibition for our ADSs, or the threat of a trading prohibition, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors would deprive our investors of the benefits of such inspections” beginning on page 28 of this prospectus.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the risk factors and uncertainties described under the heading “Item 3. Key Information—D. Risk Factors” in our most recent annual report on Form 20-F for FY 2025, which is incorporated herein by reference, as updated by our subsequent filings under the Securities Exchange Act of 1934, or the Exchange Act, and any risk factors and other information described in the applicable prospectus supplement before acquiring any of our securities. These risks and uncertainties could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

Risks Related to Our Securities

We were not in compliance with NASDAQ’s continued listing requirements until recently, and if we fail to maintain compliance with NASDAQ’s continued listing requirements our shares may be delisted from the NASDAQ Capital Market.

Our ADSs are listed on the NASDAQ Capital Market under the symbol “XHG.” To continue to be listed on NASDAQ, we need to satisfy a number of requirements, including a minimum bid price for our ordinary shares of $1.00 per share for 30 consecutive business days and shareholders’ equity of at least $2.5 million, or $35 million market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years.

On November 13, 2024, XChange TEC.INC (the “Company”) received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) regarding the Company’s failure to comply with Nasdaq Continued Listing Rule 5550(b)(2) (the “MVLS Rule”), which requires the Company to maintain a minimum Market Value of Listed Securities of $35 million. Therefore, in accordance with Listing Rule 5810(c)(3)(A), the Company was provided 180 calendar days, or until May 12, 2025, to regain compliance with the Rule.

Subsequently, on May 13, 2025, the Company received a Determination Letter stating that the Company had not regained compliance with the MVLS Rule, and that the Company’s ADSs would be delisted from The Nasdaq Capital Market. as provided an additional 180 calendar day compliance period, or until January 21, 2025, to demonstrate compliance.

To regain its Nasdaq listing, the Company formally appealed the decision and submitted its hearing request on May 21, 2025.

On June 11, 2025, the Company received a notice from Nasdaq confirming that the Company has demonstrated compliance with the MVLS Rule for continued listing on The Nasdaq Capital Market. Consequently, the Company’s ADSs continue to be listed and traded on The Nasdaq Capital Market. We cannot guarantee that we will maintain compliance with the MVLS Rule for continued listing on The Nasdaq Capital Market, and if we are delisted from NASDAQ, trading in our ADSs would be conducted on a market where an investor would likely find it significantly more difficult to dispose of, or to obtain accurate quotations as to the value of, our ADSs.

Your rights to pursue claims against us and the depositary as a holder of ADSs are limited by the terms of the deposit agreement.

The deposit agreement governing the ADSs representing our Class A ordinary shares provides that ADS holders, including purchasers of ADSs in secondary market transactions and the depositary have the right to elect to have any claim they may have against us arising out of or relating to our Class A ordinary shares or ADSs or the deposit agreement settled by arbitration in New York, New York rather than in a court of law, and to have any judgment rendered by the arbitrators entered in any court having jurisdiction. An arbitral tribunal in any such arbitration would not have the authority to award any consequential, special, or punitive damages and its award would have to conform to the provisions of the deposit agreement. The deposit agreement does not give us the right to require that any claim, whether brought by us or against us, be arbitrated. We believe that an optional contractual arbitration provision is generally enforceable, including under the laws of the State of New York, which govern the deposit agreement.

No condition or provision of the deposit agreement or ADSs serves as a waiver by any owner or holder of ADSs, including purchasers of ADSs in secondary market transactions, or by us or the depositary of compliance with any substantive provision of the U.S. federal securities laws and the rules and regulations promulgated thereunder. Therefore, in the event that there are claims brought under federal securities laws against us or the depositary brought by any holder or owner of ADSs, including purchasers of ADSs in secondary market transactions, such claims may be submitted to arbitration pursuant to the arbitration provision in the deposit agreement, or may be brought in a court of competent jurisdiction, at the election of the claimant.

By agreeing to such optional arbitration provision, you will not be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

Risks Related to Our Corporate Structure

If the PRC government determines that the contractual arrangements with the VIE entities did not comply with PRC regulations, or if these regulations change or are interpreted differently in the future, our shares and/or ADSs may decline in value if we are deemed to be unable to assert our contractual control rights over the assets of the VIE entities.

The Regulations for the Administration of Foreign-Invested Telecommunications Enterprises, promulgated by the State Council on December 11, 2001 and last amended with immediate effect on February 6, 2016, requires foreign-invested value-added telecommunications enterprises in the PRC to be established as Sino-foreign joint ventures, and foreign investors shall not acquire more than 50% of the equity interest of such an enterprise. In addition, the main foreign investor who invests in such an enterprise shall demonstrate a good track record and experience in such industry. Moreover, the joint ventures must obtain approvals from the MIIT and the Ministry of Commerce of the PRC (“MOFCOM”), or their authorized local counterparts, before launching the value-added telecommunications business in the PRC. On March 29, 2022, the Decision of the State Council on Revising and Repealing Certain Administrative Regulations, which took effect on May 1, 2022, was promulgated to amend certain provisions of regulations including the Provisions on the Regulations for the Administration of Foreign-Invested Telecommunications Enterprises (2016 Revision), the requirement for major foreign investor to demonstrate a good track record and experience in operating value-added telecommunications businesses is deleted.

The Special Administrative Measures (Negative List) for Access of Foreign Investment (2021 version) (the “Negative List”) was jointly promulgated by the National Development and Reform Commission of the PRC (“NDRC”) and MOFCOM on December 27, 2021 and came into effect on January 1, 2022. According to the Negative List, the proportion of foreign investments in an entity engages in value-added telecommunications business (except for e-commerce, domestic multi-party communications, storage-forwarding and call centers) shall not exceed 50%.

Accordingly, none of our subsidiaries is eligible to provide commercial internet content or other value-added telecommunication service, which foreign-owned companies are or restricted from conducting in Mainland China. To comply with PRC laws and regulations, we have conducted such business activities to offer internet access services through the VIEs in China. WFOE has entered into contractual arrangements with the VIE entities and their respective shareholders, and such contractual arrangements enable us to exercise effective control over, receive substantially all of the economic benefits of, and have an exclusive option to purchase all or part of the equity interest and assets in the VIE entities when and to the extent permitted by PRC law. Because of these contractual arrangements, we are the primary beneficiary of the VIE entities in China for accounting purposes for the effective period of these contractual arrangements. Accordingly, under U.S. GAAP, the financial statements of the VIE entities are consolidated as part of our financial statements for the years ended September 31, 2022, 2023 and 2024 in this prospectus.

As we continued to evaluate our business plan, we have decided to adjust our business model in China. On October 26, 2021, we transferred all of our equity interest in the WFOE, to Wangxiancai Limited, which is beneficially owned by the legal representative and executive director of one of our subsidiaries, a related party (the “Equity Transfer”). As a result of the Equity Transfer, we no longer conduct any operation through the variable interest entity. See “Item 4. Information on the Company—A. History and Development of the Company” in our Form 20-F for FY 2025, which is incorporated herein by reference.

Although we no longer conduct any operation through the variable interest entity, there are uncertainties regarding the interpretation and application of current and future PRC laws, regulations, and rules relating to the agreements that established the VIE structure for our operations in China, including potential future actions by the PRC government, which may retroactively affect the enforceability and legality of our historical contractual arrangements with the VIE entities and, consequently, significantly affect the historical financial condition and results of operations of the VIE entities, and our ability to consolidate the results of the VIE entities into our consolidated financial statements for the periods prior to the completion of the Equity Transfer. If the PRC government finds such agreements non-compliant with relevant PRC laws, regulations, and rules, or if these laws, regulations, and rules or the interpretation thereof change in the future, and such changes may be retroactively applied to our historical contractual arrangements, we could be subject to severe penalties and our control over the VIE entities may be rendered ineffective, which could result in potential restatement of our historical financial statements. As a result, our shares and/or ADSs may decline in value or become worthless.

Risks Related to Doing Business in the PRC

The PRC government may exert, at any time, substantial intervention and influence over the manner of our operations, and the rules and regulations to which we are subject, including the ways they are enforced, may change rapidly and with little advance notice to us or our shareholders. Any such actions by the Chinese government, including any decision to intervene or influence the operations of our subsidiaries in China or to exert control over any offering of securities conducted overseas and/or foreign investment in China-based issuers, may cause us to make material changes to our operations in China, may limit or completely hinder our ability to offer or continue to offer securities to investors, and may cause the value of such securities to significantly decline or be worthless.

We are exposed to legal and operational risks associated with our operations in China. The PRC government has significant authority to exert influence on the ability of a company with operations in China, including us, to conduct its business. Changes in China’s economic, political or social conditions or government policies could materially and adversely affect our business and results of operations. We are subject to risks due to the uncertainty of the interpretation and the application of the PRC laws and regulations, including but not limited to the risks of uncertainty about any future actions of the PRC government on U.S. listed companies. We may also be subject to sanctions imposed by PRC regulatory agencies, including CSRC, if we fail to comply with their rules and regulations. Any actions by the PRC government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in companies having operations in China, including us, could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and cause the value of our securities to significantly decline or become worthless. These China-related risks could result in a material change in our operations and/or the value of our securities, or could significantly limit or completely hinder our ability to offer securities to investors in the future and cause the value of such securities to significantly decline or become worthless.

The PRC government may exert, at any time, substantial intervention and influence over the manner of our operations. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews and new laws and regulations related to data security, and expanding the efforts in anti-monopoly enforcement.

The regulatory framework for the collection, use, safeguarding, sharing, transfer and other processing of personal information and important data worldwide is rapidly evolving in PRC and is likely to remain uncertain for the foreseeable future. Regulatory authorities in China have implemented and are considering a number of legislative and regulatory proposals concerning data protection. For example, the PRC Cybersecurity Law, which became effective in June 2017, established China’s first national-level data protection for “network operators,” which may include all organizations in China that connect to or provide services over the internet or other information network. The PRC Data Security Law, which was promulgated by the Standing Committee of PRC National People’s Congress, or the SCNPC, on June 10, 2021 and became effective on September 1, 2021, outlines the main system framework of data security protection.

In December 2021, the Cyberspace Administration of China (the “CAC”) promulgated the amended Measures of Cybersecurity Review which require cyberspace operators with personal information of more than one million users to file for cybersecurity review with the Cybersecurity Review Office (“CRO”), in the event such operators plan for an overseas listing. The amended Measures of Cybersecurity Review provide that, among others, an application for cybersecurity review must be made by an issuer that is a “critical information infrastructure operator” or a “data processing operator” as defined therein before such issuer’s securities become listed in a foreign country, if the issuer possesses personal information of more than one million users, and that the relevant governmental authorities in the PRC may initiate cybersecurity review if such governmental authorities determine an operator’s cyber products or services, data processing or potential listing in a foreign country affect or may affect China’s national security. The amended Measures of Cybersecurity Review took effect on February 15, 2022. In August 2021, the Standing Committee of the National People’s Congress of China promulgated the Personal Information Protection Law which became effective on November 1, 2021. The Personal Information Protection Law provides a comprehensive set of data privacy and protection requirements that apply to the processing of personal information and expands data protection compliance obligations to cover the processing of personal information of persons by organizations and individuals in China, and the processing of personal information of persons outside of China if such processing is for purposes of providing products and services to, or analyzing and evaluating the behavior of, persons in China. The Personal Information Protection Law also provides that critical information infrastructure operators and personal information processing entities who process personal information meeting a volume threshold to be set by Chinese cyberspace regulators are also required to store in China the personal information generated or collected in China, and to pass a security assessment administered by Chinese cyberspace regulators for any export of such personal information. Moreover, pursuant to the Personal Information Protection Law, persons who seriously violate this law may be fined for up to RMB50 million or 5% of annual revenues generated in the prior year and may also be ordered to suspend any related activity by competent authorities.

In November 2021, the CAC released the Regulations on Network Data Security (draft for public comments) and accepted public comments until December 13, 2021. The draft Regulations on Network Data Security provide more detailed guidance on how to implement the general legal requirements under laws such as the Cybersecurity Law, Data Security Law and the Personal Information Protection Law. The draft Regulations on Network Data Security follow the principle that the state will regulate based on a data classification and multi-level protection scheme, under which data is largely classified into three categories: general data, important data and core data. Under the current PRC cybersecurity laws in China, critical information infrastructure operators that intend to purchase internet products and services that may affect national security must be subject to the cybersecurity review. On July 30, 2021, the State Council of the PRC promulgated the Regulations on the Protection of the Security of Critical Information Infrastructure, which took effect on September 1, 2021. The regulations require, among others, that certain competent authorities shall identify critical information infrastructures. If any critical information infrastructure is identified, they shall promptly notify the relevant operators and the Ministry of Public Security.

Currently, the cybersecurity laws and regulations have not directly affected our business and operations, but in anticipation of the strengthened implementation of cybersecurity laws and regulations and the expansion of our business, we face potential risks if we are deemed as a critical information infrastructure operator under the

Cybersecurity Law. In such case, we must fulfill certain obligations as required under the Cybersecurity Law and other applicable laws, including, among others, storing personal information and important data collected and produced within the PRC territory during our operations in China, which we are already doing in our business, and we may be subject to review when purchasing internet products and services. When the amended Measures of Cybersecurity Review take effect in February 2022, we may be subject to review when conducting data processing activities, and may face challenges in addressing its requirements and make necessary changes to our internal policies and practices in data processing. As of the date of this prospectus, we have not been involved in any investigations on cybersecurity review made by the CAC on such basis, and we have not received any inquiry, notice, warning, or sanctions in such respect. Based on the foregoing, we and our PRC legal counsel, Beijing Kingdom Law Firm, do not expect that, as of the date of this prospectus, the current applicable PRC laws on cybersecurity would have a material adverse impact on our business.

On September 1, 2021, the PRC Data Security Law became effective, which imposes data security and privacy obligations on entities and individuals conducting data-related activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, as well as the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, or illegally acquired or used. As of the date of this prospectus, we have not been involved in any investigations on data security compliance made in connection with the PRC Data Security Law, and we have not received any inquiry, notice, warning, or sanctions in such respect. Based on the foregoing, we do not expect that, as of the date of this prospectus, the PRC Data Security Law would have a material adverse impact on our business.

On July 6, 2021, the relevant PRC governmental authorities publicated the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions require the relevant regulators to coordinate and accelerate amendments of legislation on the confidentiality and archive management related to overseas issuance and listing of securities, and to improve the legislation on data security, cross-border data flow and management of confidential information. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As these opinions were recently issued, official guidance and related implementation rules have not been issued yet and the interpretation of these opinions remains unclear at this stage. As of the date of this prospectus, we have not received any inquiry, notice, warning, or sanctions from the CSRC or any other PRC government authorities. Based on the foregoing and the currently effective PRC laws, we and our PRC legal counsel, Beijing Kingdom Law Firm, are of the view that, as of the date of this prospectus, these opinions do not have a material adverse impact on our business.

On December 24, 2021, the CSRC published the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), or, collectively, the Draft Overseas Listing Regulations, which set out the new regulatory requirements and filing procedures for Chinese companies seeking direct or indirect listing in overseas markets. The Draft Overseas Listing Regulations, among others, stipulate that Chinese companies that seek to offer and list securities in overseas markets shall fulfill the filing procedures with and report relevant information to the CSRC, and that an initial filing shall be submitted within three working days after the application for an initial public offering is submitted, and a second filing shall be submitted within three working days after the listing is completed. Moreover, an overseas offering and listing is prohibited under circumstances if (i) it is prohibited by PRC laws, (ii) it may constitute a threat to or endanger national security as reviewed and determined by competent PRC authorities, (iii) it has material ownership disputes over equity, major assets, and core technology, (iv) in recent three years, the Chinese operating entities and their controlling shareholders and actual controllers have committed relevant prescribed criminal offenses or are currently under investigations for suspicion of criminal offenses or major violations, (v) the directors, supervisors, or senior executives have been subject to administrative punishment for severe violations, or are currently under investigations for suspicion of criminal offenses or major violations, or (vi) it has other circumstances as prescribed by the State Council. The Draft Overseas Listing Regulations, among others, stipulate that when determining whether an offering and listing shall be deemed as “an indirect overseas offering and listing by a Chinese company”, the principle of “substance over form” shall be followed, and if the issuer meets the following conditions, its offering and listing shall be determined as an “indirect overseas offering and listing by a Chinese company” and is therefore subject to the filing requirement: (i) the revenues, profits, total assets or net assets of the Chinese operating entities in the most recent financial year accounts for more than 50% of the corresponding data in the issuer’s audited consolidated financial statements for the same period; and (ii) the majority of senior management in charge of business operation are Chinese citizens or have domicile in PRC, and its principal place of business is located in PRC or main business activities are conducted in PRC. As advised by our PRC legal counsel, the Draft Overseas Listing Regulations were released only for soliciting public comment at this stage and their provisions and anticipated adoption or effective date are subject to changes, and thus their interpretation and implementation remain substantially uncertain. It is uncertain whether the Draft Overseas Listing Regulations apply to the follow-on offerings or other offerings of the Chinese companies that have been listed overseas. We cannot predict the impact of the Draft Overseas Listing Regulations on us at this stage.

On April 2, 2022, the CSRC published the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises (Draft for Comments), or the Draft Provisions on Confidentiality and Archives Administration, which was open for public comments until April 17, 2022. The Draft Provisions on Confidentiality and Archives Administration requires that, in the process of overseas issuance and listing of securities by domestic entities, the domestic entities, and securities companies and securities service institutions that provide relevant securities service shall strictly implement the provisions of relevant laws and regulations and the requirements of these provisions, establish and improve rules on confidentiality and archives administration. Where the domestic entities provide with or publicly disclose documents, materials or other items related to the state secrets and government work secrets to the relevant securities companies, securities service institutions, overseas regulatory authorities, or other entities or individuals, the companies shall apply for approval of competent departments with the authority of examination and approval in accordance with law and report the matter to the secrecy administrative departments at the same level for record filing. Where there is unclear or controversial whether or not the concerned materials are related to state secrets, the materials shall be reported to the relevant secrecy administrative departments for determination. However, the Draft Provisions on Confidentiality and Archives Administration have not yet been settled or become effective, and there remain uncertainties regarding the further interpretation and implementation of the Draft Provisions on Confidentiality and Archives Administration.

Further, the CAC issued the Measures for the Security Assessment of Outbound Data Transfer (the “Measures”) on July 7, 2022, which will take effect on September 1, 2022. The Measures shall apply to the security assessment of data processors’ provision of important data and personal information collected and generated in their operations within the territory of the PRC to overseas recipients. The Measures require relevant data processors to submit a data security assessment to the CAC for review prior to the outbound data transfer activities in order to prevent illegal data transfer activities.

As there are still uncertainties regarding these new laws and regulations as well as the amendment, interpretation and implementation of the existing laws and regulations related to cybersecurity and data protection, We cannot assure you that we will be able to comply with these laws and regulations in all respects. The regulatory authorities may deem our activities or services non-compliant and therefore require us to suspend or terminate its business. We may also be subject to fines, legal or administrative sanctions and other adverse consequences, and may not be able to become in compliance with relevant laws and regulations in a timely manner, or at all. These may materially and adversely affect its business, financial condition, results of operations and reputation.

Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our daily business operation, our ability to accept foreign investments and conduct follow-on offerings, and listing or continuing listing on a U.S. or other foreign exchanges. In addition, the PRC government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding any other industry including the industry in which we operate, which could adversely affect our business, financial condition and results of operations.

Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to us.

The PRC legal system is based on written statutes and prior court decisions or legal cases have limited value as precedents. Since these laws, regulations and rules are relatively new and the PRC legal system continues to rapidly evolve, the application and interpretations of these laws, regulations and rules are not always uniform, are ambiguous and may be interpreted and applied inconsistently between different government authorities, and enforcement of these laws, regulations and rules involves uncertainties.

Developments in the apartment rental industry may lead to changes in PRC laws, regulations and policies or in the interpretation and application of existing laws, regulations and policies that may limit or restrict us, which could materially and adversely affect our business and operations.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules in a timely manner until sometime after the violation.

Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, could materially and adversely affect our business and impede our ability to continue our operations.

If the U.S. Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect our auditors as required under the Holding Foreign Companies Accountable Act, the SEC will prohibit the trading of our ADSs. A trading prohibition for our ADSs, or the threat of a trading prohibition, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections of our auditors would deprive our investors of the benefits of such inspections.

The U.S. Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted into law on December 18, 2020. Under the HFCA Act, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years, the SEC will prohibit our securities, including our ADSs, from being traded on a U.S. national securities exchange, including NASDAQ, or in the over-the-counter trading market in the U.S. The process for implementing trading prohibitions pursuant to the HFCA Acts will be based on a list of registered public accounting firms that the PCAOB has been unable to inspect and investigate completely as a result of a position taken by a non-U.S. government, or the Relevant Jurisdiction, and such identified auditors, the PCAOB Identified Firms. The first list of PCAOB Identified Firms was included in a release by the PCAOB on December 16, 2021, or the PCAOB December 2021 Release. The SEC will review annual reports filed with it for fiscal years beginning after December 18, 2020 to determine if the auditor used for such reports was so identified by the PCAOB, and such issuers will be designated as “Commission Identified Issuers” on a list to be published by the SEC. If an issuer is a Commission Identified Issuer for three consecutive years (which will be determined after the third such annual report), the SEC will issue an order that will implement the trading prohibitions described above.

On August 26, 2022, the PCAOB signed the Protocol with the CSRC and the Ministry of Finance of the PRC governing inspections and investigations of audit firms based in mainland China and Hong Kong, which marks the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in China without any limitations on scope. The Protocol sets forth, among other terms, that (i) the PCAOB has independent discretion to select any issuer audits for inspection or investigation; (ii) the PCAOB has direct access to interview and take testimony from all personnel of the audit firms whose issuer engagements are being inspected or investigated; (iii) the PCAOB has the unfettered ability to transfer information to the SEC in accordance with the Sarbanes-Oxley Act; and (iv) the PCAOB inspectors can see complete audit work papers without any redactions. However, uncertainties remain with respect to the implementation of this framework and there is no assurance that the PCAOB will be able to execute, in a timely manner, its future inspections and investigations in a manner that satisfies the Protocol.

On December 15, 2022, the PCAOB board announced that it has completed the inspections, determined that it had complete access to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, and voted to vacate the Determination Report.

If we are unable to retain a PCAOB-registered auditor subject to PCAOB inspection and investigation, a trading prohibition for our ADSs could be issued shortly after our filing of the third consecutive annual report on Form 20-F for which we have retained a PCAOB Identified Firm. Our current independent accounting firm, Onestop Assurance PAC, whose audit report is included in our annual report on Form 20-F for FY 2025, which is incorporated herein by reference, is headquartered in Singapore, and was not included in the list of PCAOB Identified Firms in the PCAOB December Release. Recent developments with respect to audits of China-based companies create uncertainty about the ability of Onestop Assurance PAC to fully cooperate with a PCAOB request for audit working papers without the approval of the Chinese authorities. Onestop Assurance PAC’s audit working papers related to us are located in China. The PCAOB has not requested Onestop Assurance PAC to provide the copies of these audit working papers and as a result, Onestop Assurance PAC has not sought permission from the Chinese authorities to provide copies of these materials to the PCAOB, but there is no assurance that they would be able to obtain such permission.

In June 2021, the United States Senate passed a bill that would amend the HFCA Act to accelerate the imposition of trading prohibitions once an issuer is identified from three years to two years, and a companion bill was introduced in the U.S. House of Representatives on December 14, 2021. If this bill amending the HFCA Act is approved by both houses of Congress and signed by the President, our securities could be subject to a trading prohibition following our filing of a second consecutive annual report on Form 20-F in which our auditor for such reports is a PCAOB Identified Firm.

If our ADSs are subject to a trading prohibition under the HFCA Act, the price of our ADSs may be adversely affected, and the threat of such a trading prohibition would also adversely affect their price. If we are unable to be listed on another securities exchange that provides sufficient liquidity, such a trading prohibition may substantially impair your ability to sell or purchase our ADSs when you wish to do so. Furthermore, if we are able to maintain a listing of our Class A ordinary shares on a non-U.S. exchange, investors owning our ADSs may have to take additional steps to engage in transactions on that exchange, including converting ADSs into Class A ordinary shares and establishing non-U.S. brokerage accounts.

The HFCA Act also imposes additional certification and disclosure requirements for Commission Identified Issuers, and these requirements apply to issuers in the year following their listing as Commission Identified Issuers. The additional requirements include a certification that the issuer is not owned or controlled by a governmental entity in the Relevant Jurisdiction, and the additional requirements for annual reports include disclosure that the issuer’s financials were audited by a firm not subject to PCAOB inspection, disclosure on governmental entities in the Relevant Jurisdiction’s ownership in and controlling financial interest in the issuer, the names of Chinese Communist Party, or CCP, members on the board of the issuer or its operating entities, and whether the issuer’s article’s include a charter of the CCP, including the text of such charter.

In addition to the issues under the HFCA discussed above, the PCAOB’s inability to conduct inspections in China and Hong Kong prevents it from fully evaluating the audits and quality control procedures of the independent registered public accounting firm. Our current independent registered public accounting firm, Onestop Assurance PAC, is headquartered in Singapore, and has been inspected by the PCAOB on a regular basis with the last inspection in 2022. However, as noted above, recent developments create uncertainty as to the PCAOB’s continued ability to conduct inspections of our independent accounting firm, Onestop Assurance PAC. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of a China-based independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors in the stock to lose confidence in the audit procedures and reported financial information and the quality of our financial statements.

We are exposed to significant geographic concentration risk, and adverse developments in the regions where we generate a substantial portion of our revenue could materially and adversely affect our business, financial condition, results of operations, and cash flows.

A significant amount of our commission revenue received from policies sold is concentrated in three provinces in Northern China, which collectively accounted for over 50% of our total commission revenue in 2023, 2024 and 2025. The breakdown of revenue contribution from these provinces is set forth below:

	Percentage of Revenue Contribution
Province	FY 2023	FY 2024	FY 2025
Tianjin	27.66%	23.50%	21.88%
Shandong	19.13%	20.06%	21.28%
Anhui	14.21%	14.16%	21.04%

Because our business is geographically concentrated, our performance is particularly sensitive to regional conditions. Localized economic downturns, tightening credit conditions, changes in consumer confidence or spending patterns, or reductions in insurance demand in any of these provinces could reduce our sales volume and commission revenue. In addition, new or amended regulations or guidance by local authorities could limit our ability to conduct business or increase our compliance costs. Adverse events unique to these regions, including but not limited to public health emergencies, natural disasters, or social or political instability, could also disrupt our operations or sales activities.

If we experience adverse developments in any of these provinces, we may be unable to offset lost revenue with growth in other regions, and our results could be more volatile than those of companies with more diversified geographic exposure. Any of the foregoing could materially and adversely affect our business, financial condition, results of operations, and cash flows.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report subsequently furnished to the SEC and specifically incorporated herein by reference.

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our corporate affairs are governed by our amended and restated memorandum and articles of association, as amended from time to time and the Companies Act (2023 Revision), as amended and revised of the Cayman Islands (the “Companies Act”), and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$500,000,000 divided into 5,000,000,000,000,000 ordinary shares with a par value of US$0.0000001 each, consisting of 4,374,500,000,000,000 Class A ordinary shares represented by 1,822,708,333,333 ADSs and 625,000,000,000,000 Class B ordinary shares., and 500,000,000,000 preferred shares, of which 123,715,022,675 ordinary shares are issued and outstanding.

Our Fourth Amended and Restated Memorandum and Sixth Amended and Restated Articles of Association

The following are summaries of material provisions of our fourth amended and restated memorandum and sixth amended and restated articles of association and the Companies Act insofar as they relate to the material terms of our Class A ordinary shares and Class B ordinary shares. You should read the forms of our current memorandum and articles of association filed with the SEC. For information on how to obtain copies of our current memorandum and articles of association, see “Where You Can Find More Information About Us.”

Ordinary Shares

General

Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and Class B ordinary shares have the same rights except for voting and conversion rights. Our ordinary shares are issued in registered form and are issued when registered in our register of members. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Conversion

Each Class B ordinary share is convertible into one Class A ordinary share at any time at the option of the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any transfer of Class B ordinary shares by a holder to any person or entity which is not an affiliate of such holder, such Class B ordinary shares shall be automatically and immediately converted into the equivalent number of Class A ordinary shares.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our existing articles of association provide that dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our board of directors determine is no longer needed. Dividends may also be declared and paid out of share premium account or any other fund or account which can be authorized for this purpose in accordance with the Companies Act (As Revised), as amended and revised of the Cayman Islands.

Voting Rights

Holders of our ordinary shares have the right to receive notice of, attend, speak and vote at general meetings of our company. Except as required by applicable law and subject to the existing articles of association, holders of Class A ordinary shares and Class B ordinary shares shall at all times vote together as one class on all matters submitted to a vote of the shareholders.

At any general meeting on a poll, every shareholder holding Class A ordinary shares present in person or by proxy or, in the case of a shareholder being a corporation, by its duly authorized representative shall have one (1) vote for every fully paid Class A ordinary share of which he is the holder; and every shareholder holding Class B ordinary shares present in person or by proxy or, in the case of a shareholder being a corporation, by its duly authorized representative shall have ten (10) votes for every fully paid Class B ordinary share of which he is the holder.

A resolution put to the vote of a meeting shall be decided by way of a poll save that the chairman of the meeting may in good faith, allow a resolution which relates purely to a procedural or administrative matter to be voted on by a show of hands in which case (i) every shareholder holding Class A ordinary shares present in person (or being a corporation, is present by a duly authorized representative), or by proxy(ies) shall have one (1) vote, and (ii) every shareholder holding Class B ordinary shares present in person (or being a corporation, is present by a duly authorized representative), or by proxy(ies) shall have ten (10) votes, provided that, notwithstanding anything contained in our existing articles of association, where more than one proxy is appointed by a shareholder which is a clearing house or a central depository house (or its nominee(s)), each such proxy shall have one vote on a show of hands. For the purposes of our existing articles of association, procedural and administrative matters are those that (i) are not on the agenda of the general meeting or in any supplementary circular that may be issued by us to the shareholders; and (ii) relate to the chairman’s duties to maintain the orderly conduct of the meeting and/or allow the business of the meeting to be properly and effectively dealt with, whilst allowing all shareholders a reasonable opportunity to express their views.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes attaching to the shares cast at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our existing memorandum of association and our articles of association.

Transfer of Ordinary Shares

Subject to the restrictions contained in our existing articles of association, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.

Our board of directors may, in its absolute discretion, and without giving any reason therefor, refuse to register a transfer of any share that is not a fully paid up share to a person of whom it does not approve, or any share issued under any share incentive scheme for employees upon which a restriction on transfer imposed thereby still subsists, and it may also, without prejudice to the foregoing generality, refuse to register a transfer of any share to more than four joint holders or a transfer of any share that is not a fully paid up share on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

●	the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of ordinary shares;

●	the instrument of transfer is properly stamped, if required;

●	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer, they shall, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of the Nasdaq, be suspended and the register of members closed at such times and for such periods as our board of directors may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register of members closed for more than 30 days in any year as our board may determine.

Liquidation

On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of ordinary shares shall be distributed among the holders of the ordinary shares on a pro rata basis. If our assets available for distribution are insufficient to repay all of the paid-up ordinary share capital, the assets will be distributed so that the losses are borne by our holders of ordinary shares proportionately.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 clear days prior to the specified time of payment. The ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption of Ordinary Shares

The Companies Act and our existing articles of association permit us to purchase our own shares. In accordance with our existing articles of association and provided the necessary shareholders or board approval have been obtained, we may issue shares on terms that are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner, including out of capital, as may be determined by our board of directors.

Variations of Rights of Shares

All or any of the special rights attached to any class of shares may, subject to the provisions of the Companies Act, be varied with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class. Separate general meetings of the holders of a class or series of shares may be called only by (i) the chairman of our board of directors, or (ii) a majority of our board of directors (unless otherwise specifically provided by the terms of issue of the shares of such class or series), and nothing in the existing articles of association shall give any shareholder or shareholders the right to call a class or series meeting. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

General Meetings of Shareholders

A quorum required for a meeting of shareholders consists of one or more shareholders present in person or by proxy representing not less than one-third of all voting power of the company’s share capital in issue. (i) A majority of our board of directors, or (ii) the chairman of our board of directors, or (iii) any director, where required to give effect to a requisition received under the existing articles of association, may call extraordinary general meetings, which extraordinary general meetings shall be held at such times and locations (as permitted hereby) as such person or persons shall determine.

Any one or more shareholders holding at the date of deposit of the requisition not less than two-thirds of the voting power of our share capital in issue carrying the right of voting at general meetings of our company shall at all times have the right, by written requisition to our board of directors or our secretary, to require an extraordinary general meeting to be called by our board of directors for the transaction of any business permitted by the Companies Act or the existing articles of association (subject to the below) as specified in such requisition; and such meeting shall be held within two (2) months after the deposit of such requisition. If within twenty-one (21) days of such deposit our board of directors fails to proceed to convene such meeting, the requisitionist(s) himself or herself (themselves) may do so in the same manner, and all reasonable expenses incurred by the requisitionist(s) as a result of the failure of our board of directors shall be reimbursed to the requisitionist(s) by us. A meeting requisitioned under the existing articles of association shall not be permitted to consider or vote upon (A) any resolutions with respect to the election, appointment or removal of directors or with respect to the size of our board of directors, unless such proposal is first approved by our nominating and corporate governance committee; or (B) other than a special resolution in respect of the appointment or removal of any director, any special resolution or any matters required to be passed by way of special resolution pursuant to the existing articles of association or the Companies Act. Written notice shall be given not less than ten clear days before the date of any general meeting.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, in our existing articles of association we provide our shareholders with the right to inspect our list of shareholders and to receive annual audited financial statements.

Changes in Capital

We may from time to time by ordinary resolution:

●	increase the share capital by such sum, to be divided into shares of such classes and amount, as the resolution shall prescribe;

●	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

●	sub-divide our existing shares, or any of them into shares of a smaller amount; or

●	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so canceled.

We may by special resolution, subject to any confirmation or consent required by the Companies Act, reduce our share capital or any capital redemption reserve in any manner permitted by law.

Proceedings of the Directors

Our board of directors may meet for the dispatch of business, adjourn and otherwise regulate its meetings as it considers appropriate. Questions arising at any meeting shall be determined by a majority of votes, other than (i) any removal of any person as a director, or (ii) any appointment or removal of any person as the chairman of our board of directors, or (iii) any removal of any person as chairman or other member of any committee of our board of directors which, in each case, shall be determined by a resolution passed by a majority of not less than two-thirds of votes cast by such directors as, being entitled so to do, vote at a meeting of our board of directors. In the case of any equality of votes, the chairman of the meeting shall have an additional or casting vote. A meeting of our board of directors may be convened by (i) the chairman of our board of directors, or (ii) a majority of the directors. Our secretary shall convene a meeting of our board of directors whenever so required to do by the chairman of our board of directors or a majority of the directors by notice in writing to each director. A meeting of our board of directors may be called by not less than two (2) clear days’ notice. A meeting of our board of directors may be called by shorter notice if it is so agreed by all the directors entitled to attend and vote at such a meeting. Any notice of a meeting of our board of directors shall (i) specify the time and place of the meeting, and (ii) set out in reasonable detail the nature of the business to be discussed at the meeting. Notice may be given in writing or by telephone or in such other manner as our board of directors may from time to time determine.

A resolution in writing signed by all the directors (other than in the circumstances set out in article 85 in our amended and restated memorandum and articles of association) except such as are temporarily unable to act due to ill-health or disability shall (provided that (i) the circulation of such resolutions has the prior approval of, and is initiated by, the chairman of our board of directors, (ii) such number of signatories includes the chairman of our board of directors and is sufficient to constitute a quorum, and (iii) further provided that a copy of such resolution has been given or the contents thereof communicated to all the directors for the time being entitled to receive notices of board meetings in the same manner as notices of meetings are required to be given by our amended and restated memorandum and articles of association) be as valid and effectual as if a resolution had been passed at a meeting of our board of directors duly convened and held.

Exempted Company

We are an exempted company with limited liability incorporated under the Companies Act. The Companies Act in the Cayman Islands distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue no par value shares;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company. We are subject to reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. We currently intend to comply with the Nasdaq rules in lieu of following home country practice. The Nasdaq rules require that every company listed on the Nasdaq hold an annual general meeting of shareholders. In addition, our amended and restated articles of association allow directors to call special meeting of shareholders pursuant to the procedures set forth in our articles.

Differences in Corporate Law

The Companies Act is modeled after that of England and Wales but does not follow recent statutory enactments in England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

Mergers and Similar Arrangements

A merger of two or more constituent companies under Cayman Islands law requires a plan of merger or consolidation to be approved by the directors of each constituent company and authorization by a special resolution of the members of each constituent company.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes of a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by (i) in the case of a members’ scheme of arrangement, seventy-five percent in value of the members or class of members, as the case may be, with whom the arrangement is to be made and/or (ii) in the case of a creditors scheme of arrangement, a majority in number of each class of creditors with whom the arrangement is to be made, and who must, in addition, represent seventy-five percent in value of each such class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

The Companies Act also contains statutory provisions which provide that a company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company (a) is or is likely to become unable to pay its debts within the meaning of section 93 of the Companies Act; and (b) intends to present a compromise or arrangement to its creditors (or classes thereof) either, pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring. The petition may be presented by a company acting by its directors, without a resolution of its members or an express power in its articles of association. On hearing such a petition, the Cayman Islands court may, among other things, make an order appointing a restructuring officer or make any other order as the court thinks fit.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our existing memorandum and articles of association permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud which may attach to such directors or officers. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we have entered into indemnification agreements with our directors and senior executive officers that provide such persons with additional indemnification beyond that provided in our existing memorandum and articles of association. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Anti-Takeover Provisions in the Memorandum and Articles of Association

Some provisions of our existing articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preferred shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preferred shares without any further vote or action by our shareholders. However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our existing articles of association, as amended and restated from time to time, for what they believe in good faith to be in the best interests of our company.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act in good faith in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our existing articles of association provide that shareholders may not approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings. Our existing articles of association allow our shareholders to requisition a shareholders’ meeting (see above). As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings though we may do so.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our existing articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Subject to any provision to the contrary in our existing articles of association, a director may, at any time before the expiration of his or her period of office (notwithstanding anything in our existing articles of association or in any agreement between our company and such director (but without prejudice to any claim for damages under any such agreement)) be removed by way of either (a) a special resolution of the shareholders; or (b) the affirmative vote of a majority of the remaining directors present and voting at a board meeting; or (c) a resolution in writing (which complies with the requirements of the provisos contained in article 119 of our existing articles of association) signed by all the directors other than the director being removed.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors. Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our existing articles of association, our company may be dissolved, liquidated or wound up by a special resolution of shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our existing articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class only with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our existing memorandum of association and articles of association may only be amended by a special resolution of shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our existing articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our existing memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Directors’ Power to Issue Shares

Subject to applicable law, our board of directors is empowered to issue or allot shares or grant options and warrants with or without preferred, deferred, qualified or other special rights or restrictions.

Limitations or Qualifications

We have a dual-class voting structure such that our ordinary shares consist of Class A ordinary shares and Class B ordinary shares. Holders of Class A ordinary shares are entitled to one vote per share in respect of matters requiring the votes of shareholders, while holders of Class B ordinary shares are entitled to ten (10) votes per share, subject to certain exceptions. Due to the super voting power of Class B ordinary share holder, the voting power of the Class A ordinary shares may be materially limited.

Preemptive Rights

Our shareholders do not have preemptive rights.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

The Bank of New York Mellon, as depositary, registers and delivers ADSs. Each ADS represents 2,400 Class A ordinary shares (or a right to receive 2,400 Class A ordinary shares) deposited with The Hongkong and Shanghai Banking Corporation Limited, as custodian for the depositary in Hong Kong. Each ADS also represents any other securities, cash or other property which may be held by the depositary. The deposited shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the ADSs are administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American depositary receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs receive statements from the depositary confirming their holdings.

As an ADS holder, we do not treat you as one of our shareholders and you do not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary is the holder of the shares underlying your ADSs. As a registered holder of ADSs, you have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR.

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares your ADSs represent.

●	Cash. The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest. Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

●	Shares. The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional

ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.

●	Rights to purchase additional shares. If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

●	Other Distributions. The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of the Cayman Islands and the provisions of our existing memorandum and articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your shares are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the Depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 45 days in advance of the meeting date.

Fees and Expenses

An ADS holder will be required to pay the following fees under the terms of the deposit agreement:

Persons depositing or withdrawing shares or ADS holders must pay:	For:
US$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)

Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property

Cancelation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

US$.05 (or less) per ADS	Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders

US$.05 (or less) per ADS per calendar year	Depositary services

Persons depositing or withdrawing shares or ADS holders must pay:	For:
Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares

Expenses of the depositary	Cable (including SWIFT) and facsimile transmissions (when expressly provided in the deposit agreement) Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert currency itself or through any of its affiliates and, in those cases, acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligations under the deposit agreement. The methodology used to determine exchange rates used in currency conversions is available upon request.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do so by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a sub-division, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if:

●	60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

●	we delist the ADSs from an exchange in the United States on which they were listed and do not list the ADSs on another exchange in the United States or make arrangements for trading of ADSs on the U.S. over-the-counter market;

●	we delist our shares from an exchange outside the United States on which they were listed and do not list the shares on another exchange outside the United States;

●	the depositary has reason to believe the ADSs have become, or will become, ineligible for registration on Form F-6 under the Securities Act of 1933;

●	we appear to be insolvent or enter insolvency proceedings;

●	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

●	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

●	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind that have not settled if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

●	are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

●	are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

●	are not liable if we or it exercises discretion permitted under the deposit agreement;

●	are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

●	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

●	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

●	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

●	the depositary has no duty to make any determination or provide any information as to our tax status. Neither the depositary nor we have any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:

●	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

●	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

●	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Shares Underlying Your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:

●	when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

●	when you owe money to pay fees, taxes and similar charges; or

●	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but only for the purpose of communicating with those holders regarding our business or a matter related to the deposit agreement or the ADSs.

Jury Trial Waiver

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.

You will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.

Arbitration

The deposit agreement governing the ADSs representing our Class A ordinary shares provides that ADS holders, including purchasers of ADSs in secondary market transactions and the depositary have the right to elect to have any claim they may have against us arising out of or relating to our Class A ordinary shares or ADSs or the deposit agreement settled by arbitration in New York, New York rather than in a court of law, and to have any judgment rendered by the arbitrators entered in any court having jurisdiction. An arbitral tribunal in any such arbitration would not have the authority to award any consequential, special, or punitive damages and its award would have to conform to the provisions of the deposit agreement. The deposit agreement does not give us the right to require that any claim, whether brought by us or against us, be arbitrated. We believe that an optional contractual arbitration provision is generally enforceable, including under the laws of the State of New York, which govern the deposit agreement.

No condition or provision of the deposit agreement or ADSs serves as a waiver by any owner or holder of ADSs, including purchasers of ADSs in secondary market transactions, or by us or the depositary of compliance with any substantive provision of the U.S. federal securities laws and the rules and regulations promulgated thereunder. Therefore, in the event that there are claims brought under federal securities laws against us or the depositary brought by any holder or owner of ADSs, including purchasers of ADSs in secondary market transactions, such claims may be submitted to arbitration pursuant to the arbitration provision in the deposit agreement, or may be brought in a court of competent jurisdiction, at the election of the claimant.

By agreeing to such optional arbitration provision, you will not be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

DESCRIPTION OF PREFERRED SHARES

Subject to the provisions of the Companies Act and in our existing memorandum and articles of association, our board of directors has the authority, without further action by our shareholders, to issue preferred shares in one or more classes or series and to fix their designations, powers, preferences, privileges, and relative, participating, optional and other rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting power, redemption privileges, and liquidation preferences, any or all of which may be greater than the rights associated with our ordinary shares. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.

The material terms of any series of preferred shares that we offer, together with any material U.S. federal income tax considerations relating to such preferred shares, will be described in the applicable prospectus supplement.

Holders of our preferred shares are entitled to certain rights and subject to certain conditions as set forth in our currently effective memorandum and articles of association and the Companies Act. See “Description of Share Capital.”

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase our ADSs, Class A ordinary shares, preferred shares or debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Equity Warrants

Each equity warrant issued by us will entitle its holder to purchase the equity securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of the equity warrants, the equity warrant agreements relating to the equity warrants and the equity warrant certificates representing the equity warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the equity warrants;

●	the offering price;

●	the aggregate amount of equity warrants and the aggregate amount of equity securities purchasable upon exercise of the equity warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the amount of equity warrants issued with each equity security;

●	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

●	if applicable, the minimum or maximum amount of the equity warrants that may be exercised at any one time;

●	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

●	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the equity warrants;

●	anti-dilution provisions of the equity warrants, if any;

●	redemption or call provisions, if any, applicable to the equity warrants; and

●	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Debt Warrants

Each debt warrant issued by us will entitle its holder to purchase the debt securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into between us, and one or more banks or trust companies, as debt warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the debt warrants;

●	the offering price;

●	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the title and terms of any related debt securities with which the debt warrants are issued and the amount of the debt warrants issued with each debt security;

●	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

●	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

●	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

●	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

●	anti-dilution provisions of the debt warrants, if any;

●	redemption or call provisions, if any, applicable to the debt warrants; and

●	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indentures governing such debt securities.

DESCRIPTION OF UNITS

We may issue units composed of any combination of our Class A ordinary shares, ADSs, preferred shares, debt securities or warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units that we may offer. The summary is not complete. When units are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the units as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of units in the supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the unit agreement, collateral arrangements and depositary arrangements, if applicable. We will file each of these documents, as applicable, with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before we issue a series of units. See “Where You Can Find More Information About Us” and “Incorporation of Certain Information by Reference” for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	whether the units will be issued in fully registered or global form; and

●	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Share Capital,” “Description of American Depositary Shares,” “Description of Preferred Shares,” “Description of Debt Securities” and “Description of Warrants” above, will apply to each unit and to each security included in each unit, respectively.

DESCRIPTION OF DEBT SECURITIES

We may issue series of debt securities, which may include debt securities exchangeable for or convertible into Class A ordinary shares or preferred shares. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

The debt securities offered by this prospectus may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered by this prospectus may be issued under an indenture between us and the trustee under the indenture. The indenture may be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended. We have summarized selected portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement on Form F-3, of which this prospectus is a part, and you should read the indenture for provisions that may be important to you.

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors’ resolution, an officers’ certificate and by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We may issue any amount of debt securities under the indenture, which may be in one or more series with the same or different maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any related pricing supplement, relating to any series of debt securities being offered, the offering price, the aggregate principal amount offered and the terms of the debt securities, including, among other things, the following:

●	the title of the debt securities;

●	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which we will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will be payable and any regular record date for any interest payment date;

●	the place or places where the principal of, premium, and interest on the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

●	any obligation or right we have to redeem the debt securities pursuant to any sinking fund or analogous provisions or at the option of holders of the debt securities or at our option, and the terms and conditions upon which we are obligated to or may redeem the debt securities;

●	any obligation we have to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which we will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

●	if payments of principal of, premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to or change in the events of default described in the indenture with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in the indenture with respect to the debt securities;

●	whether the debt securities will be senior or subordinated and any applicable subordination provisions;

●	a discussion of material income tax considerations applicable to the debt securities;

●	any other terms of the debt securities, which may modify any provisions of the indenture as it applies to that series; and

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for and/or convertible into Class A ordinary shares or preferred shares. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for exchange or conversion, which can be mandatory, at the option of the holder or at our option, and the manner in which the number of Class A ordinary shares, preferred shares or other securities to be received by the holders of debt securities would be calculated.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities in the applicable prospectus supplement. If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

We may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, unless we otherwise specify in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell or distribute the securities offered by this prospectus, from time to time, in one or more offerings, as follows:

●	through agents;

●	to dealers or underwriters for resale;

●	directly to purchasers; or

●	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or any dealers acting for us may also repurchase the securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices; or

●	at negotiated prices.

The prospectus supplement relating to any offering will identify or describe:

●	any underwriter, dealers or agents;

●	their compensation;

●	the net proceeds to us;

●	the purchase price of the securities;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	the public offering price of the securities; and

●	any exchange on which the securities will be listed.

Sale through Underwriters or Dealers

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of the securities offered through this prospectus, we will sell the securities to them as principals, unless we otherwise indicate in the prospectus supplement. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The applicable prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the applicable prospectus supplement.

Institutional Investors

If indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase securities. In this case, then payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the securities that they may sell. These institutional investors include:

●	commercial and savings banks;

●	insurance companies;

●	pension funds;

●	investment companies;

●	educational and charitable institutions; and

●	other similar institutions as we may approve.

The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution’s purchase of the particular securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs:

●	the validity of the arrangements; or

●	the performance by us or the institutional investor.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

The underwriters and us may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loans of Securities

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities offered by this prospectus or otherwise.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us, against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our affiliates, in the ordinary course of business for which they may receive customary compensation.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in the Cayman Islands to take advantage of certain benefits associated with being a Cayman Islands exempted company, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States; and these securities laws provide significantly less protection to investors as compared to the United States; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our operations are conducted in China, and substantially all of our assets are located in China. All of our directors and executive officers are nationals or residents of jurisdictions other than the United States, and most of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals, or to bring an action against us or against these individuals in the United States, in the event that you believe that your rights have been infringed under the securities laws of the United States or any state in the United States.

We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent to receive service of process with respect to any action brought against us in the U.S. District Court for the Southern District of New York in connection with any offering we may make under this prospectus and any applicable prospectus supplement under the federal securities laws of the United States or the securities laws of any State in the United States or any action brought against us in the Supreme Court of the State of New York in the County of New York in connection with any offering we may make under this prospectus and any applicable prospectus supplement under the securities laws of the State of New York.

Conyers Dill & Pearman, our counsel as to Cayman Islands law, and Beijing Kingdom Law Firm, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

●	recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We have been advised by our Cayman Islands legal counsel, Conyers Dill & Pearman, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, so far as the liabilities imposed by those provisions are penal in nature. The courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the United States Courts against our company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of the Cayman Islands, (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands, (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands, and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Beijing Kingdom Law Firm has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements, public policy considerations and conditions set forth in applicable provisions of PRC laws relating to the enforcement of civil liability, including the PRC Civil Procedures Law, based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the U.S. or the Cayman Islands.

LEGAL MATTERS

Except as otherwise set forth in the applicable prospectus supplement, certain legal matters in connection with the securities offered pursuant to this prospectus will be passed upon for us by ArentFox Schiff LLP our special United States counsel, to the extent governed by the laws of the State of New York, and by Conyers Dill & Pearman, our special legal counsel as to Cayman Islands law, to the extent governed by the laws of the Cayman Islands. Legal matters as to PRC law will be passed upon for us by Beijing Kingdom Law Firm, our counsel as to PRC law. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements as of September 30, 2024 and 2023 and for the years ended September 30, 2024 and 2023 incorporated in this prospectus by reference to our annual report on Form 20-F for the year ended September 30, 2024 have been so incorporated in reliance on the report of Onestop Assurance PAC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The office of Onestop Assurance PAC is located at 10 Anson Road, #06-15 International Plaza, Singapore 079903.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are currently subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file with or furnish to the SEC reports, including annual reports on Form 20-F and other information. All information filed with or furnished to the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Additional information may also be obtained over the Internet at the SEC’s website at www.sec.gov. We also maintain a website at https://ir.xhghk.com, but information contained on our website is not incorporated by reference in this prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus or any prospectus supplement.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders’ meetings and other reports and communications that are made generally available to our shareholders. The depositary will make such notices, reports and communications available to holders of ADSs and, if we so request, will mail to all record holders of ADSs the information contained in any notice of a shareholders’ meeting received by the depositary from us.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus and any accompanying prospectus supplement are part of the registration statement and do not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s website.

PART II

Information Not Required in Prospectus

Item 8. Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

The registrant’s second amended and restated memorandum and articles of association provide that the registrant shall indemnify its directors and officers (each an indemnified person) against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such indemnified person, other than by reason of such person’s own dishonesty, willful default or fraud, in or about the conduct of the registrant’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including, without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such indemnified person in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Pursuant to the indemnification agreements (the form of which is herein incorporated by reference to Exhibit 10.1 to the registration statement on Form F-1 (File No. 333-234112), as amended, initially filed with the SEC on October 7, 2019), the registrant has agreed to indemnify its directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

The underwriting agreement, the form of which will be filed as Exhibit 1.1 to this registration statement, will also provide indemnification for us and our officers and directors for certain liabilities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9. Exhibits

See Exhibit Index beginning on page II-3 of this registration statement.

Item 10. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Exhibit Index

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

4.1**	Registrant’s Specimen Certificate for Class A ordinary shares

4.2	Form of Deposit Agreement, among the Registrant, the depositary and owners and holders of American Depositary Receipts (incorporated herein by reference to Exhibit 4.3 to the registration statement on Form F-1 (File No. 333-234112), as amended, initially filed with the SEC on October 7, 2019)

4.3	Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.2)

4.4**	Form of Indenture

4.5*	Form of Debt Security

4.6*	Form of Warrant

4.7*	Form of Warrant Agreement

4.8	Secured Promissory Note issued by FLJ Group Limited to MMTEC, INC (incorporated herein by reference to Exhibit 4.15 to the Shell Company Report on Form 20-F (File No. 001-39111), filed with the Securities and Exchange Commission on December 29, 2023)

4.9	Secured Promissory Note issued by FLJ Group Limited to Burgeon Capital Inc (incorporated herein by reference to Exhibit 4.16 to the Shell Company Report on Form 20-F (File No. 001-39111), filed with the Securities and Exchange Commission on December 29, 2023)

5.1**	Opinion of Conyers Dill & Pearman

5.2**	Opinion of ArentFox Schiff LLP

23.1	Consent of Onestop Assurance PAC, independent registered public accounting firm

23.2**	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

23.3**	Consent of ArentFox Schiff LLP (included in Exhibit 5.2)

24.1**	Power of Attorney (previously included on the signature page)

25.1*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of the Trustee under the Indenture

107**	Calculation of Filing Fee Tables

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference.

**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on March 11, 2026.

XChange TEC.INC

By:	/s/ Zhichen Sun
	Name:	Zhichen Sun
	Title:	Chairman of the Board of Directors, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated.

Signatures		Title	Date

/s/ Zhichen Sun		Chairman of the Board of Directors and Chief Executive Officer	March 11, 2026
Zhichen Sun

*		Director, Chief Financial Officer	March 11, 2026
Jiaxing Chang

*		Independent Director	March 11, 2026
Guofu Wu

*		Independent Director	March 11, 2026
Nini Qiao

By:	/s/ Zhichen Sun		March 11, 2026
Name:	Zhichen Sun
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of XChange TEC.INC, has signed this registration statement or amendment thereto in New York on March 11, 2026.

Cogency Global Inc.
Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
	Name:	Colleen A. De Vries
	Title:	Senior Vice President